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                                                                   EXHIBIT 10.17

                                  OFFICE LEASE

                            THE CAMPUS AT MARLBOROUGH

                                 by and between

                     MARLBOROUGH CAMPUS LIMITED PARTNERSHIP

                                   as landlord

                                       and

                               CYTYC CORPORATION,

                                    as tenant

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                            THE CAMPUS AT MARLBOROUGH

                                  OFFICE LEASE

This Office Lease (the "LEASE"), dated as of the date set forth in SECTION 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between MARLBOROUGH CAMPUS LIMITED PARTNERSHIP, a Massachusetts limited partnership ("LANDLORD"), and CYTYC CORPORATION, a Delaware corporation ("TENANT").

SUMMARY OF BASIC LEASE INFORMATION

     TERMS OF LEASE                     DESCRIPTION

1.   Effective Date:                    ____________, 200__

2.   Premises
     (Article 1)
     2.1    Building:                   That certain three-story building
                                        located at 250 Campus Drive, The Campus
                                        at Marlborough, Marlborough,
                                        Massachusetts in the "Project," commonly referred to in the Project as "BUILDING
                                        3" and referred to herein as the
                                        "BUILDING" or as "BUILDING 3".

     2.2    Premises:                   Building 3, which contains 216,218
                                        rentable square feet of space.

     2.3    Project:                    The Building is part of that certain
                                        building Project (the "PROJECT") known
                                        as The Campus at Marlborough, consisting of four (4) buildings comprising approximately 530,895 rentable square feet of space, and other improvements, as depicted on EXHIBIT B, and located on the land described in EXHIBIT J.

3.   Lease Term
     (Article 2)

     3.1    Initial Term:               The fifteen year period commencing as of
                                        the Lease Commencement Date and ending
                                        as of the Lease Expiration Date.

            Lease Commencement Date:    January 1, 2004

     3.3    Rent Commencement Date:

                  RENTABLE AREA            LOCATION     RENT COMMENCEMENT DATE*
            Space A      29,832 RSF**     Building 3,   January 1, 2004
                                         Floor3 South

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            Space B      35,168 RSF**     Building 3       October 1, 2004
            Space C      77,229 RSF**     Building 3       February 1, 2005
            Space D      73,989 RSF**     Building 3       June 1, 2006

     *or such earlier date as shall be required pursuant to SECTION 14.5.

     ** Space A is shown on Exhibit B attached hereto. Space B, Space C and Space D refer to a number of RSF and not to a particular area within the Building. Space A, Space B, Space C and Space D are sometimes referred to as a "SPACE" or as a "PORTION OF THE PREMISES".


     3.4    Lease Expiration Date:      11:59 p.m. EST on December 31, 2018,
                                        unless sooner terminated pursuant to the provisions hereof.

     3.5    Option(s) to Extend         Two options to extend for five years
                                        each, as more particularly set forth in
                                        SECTION 2.2.

4.   Base Rent (Article 3):

     4.1  Base Rent During Initial Term:

                                           Annual            Monthly Installment
                   Period                 Base Rent             of Base Rent
            --------------------    --------------------    --------------------
             1/1/04-9/30/04         $            417,648    $             34,804
            10/1/04-12/31/04        $            910,000    $             75,833
             1/1/05-1/31/05         $            975,000    $             81,250
             2/1/05-6/30/05         $          2,133,435    $            177,786
             7/1/05-5/31/06         $          2,365,268    $            197,106
             6/1/06-6/30/09         $          3,595,705    $            299,642
             7/1/09-6/30/11         $          3,675,706    $            306,309
             7/1/11-6/30/13         $          3,783,815    $            315,318
            7/1/13-12/31/18         $          3,891,924    $            324,327

     4.2 Base Rent During Option        95% of the prevailing market rental
     Term(s):                           rate, as more particularly set forth in
                                        SECTION 3.1.1.

5.   Intentionally omitted

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6.   6.1  Tenant's Share (of Project)   Initially 5.62%;
     (Article 4):
                                        12.24% from October 1, 2004 through
                                        December 31, 2004 (subject to increase
                                        during 2004 as follows: If the Tenant
                                        occupies more than 29,832 RSF in the
                                        Building at any time between January 1,
                                        2004 and September 30, 2004, and/or more than 65,000 RSF in the Building at any time between October 1, 2004 and December 31, 2004, Tenant's Share shall be increased to reflect such additional square footage on said earlier date);

                                        12.24% from January 1, 2005 through
                                        January 31, 2005 (regardless of the
                                        percentage of space actually occupied);

                                        26.79% from February 1, 2005 through May
                                        31, 2006 (regardless of the percentage
                                        of space actually occupied); and

                                        40.73% as of June 1, 2006.

                                        Tenant's Share is subject to the
                                        provisions of this Lease, including
                                        without limitation, SECTION 29.32.1,
                                        below.

     6.2  Tenant's Building Share:      Initially 13.80%;

                                        30.06% from October 1, 2004 through
                                        December 31, 2004 (subject to increase
                                        during 2004 as follows: If the Tenant
                                        occupies more than 29,832 RSF in the
                                        Building at any time between January 1,
                                        2004 and September 30, 2004, and/or more than 65,000 RSF in the Building at any time between October 1, 2004 and December 31, 2004, Tenant's Share shall be increased to reflect such additional square footage on said earlier date);

                                        30.06% from January 1, 2005 through
                                        January 31, 2005 (regardless of the
                                        percentage of space actually occupied);

                                        65.78% from February 1, 2005 through May
                                        31, 2006 (regardless of the percentage
                                        of space actually occupied); and

                                        100% as of June 1, 2006.

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7.   Permitted Use                      Any lawful use other than a Prohibited
     (Article 5):                       Use (as defined in Article 5), subject
                                        to the TCC of this Lease.

8.   Security Deposit                   $5,000,000, subject to reduction in
     (Article 21):                      accordance with SECTION 21.3 of this
                                        Lease.

9.   Parking                            580 spaces as set forth in Article 28 of
     (Article 28):                      this Lease.

10.  Address of Tenant                  See SECTION 29.16 of this Lease.
     (Section 29.16):

11.  Address of Landlord                See SECTION 29.16 of this Lease.
     (Section 29.16):

12.  Broker(s)                          Cushman & Wakefield of Massachusetts,
     (Section 29.22):                   Inc. and LPC Commercial Services, Inc.

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                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

     1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION 2.2 of the Summary (the "PREMISES") and shown on EXHIBIT A, attached hereto. For purposes of SECTIONS
6.1 AND 6.2 of the Summary and SECTIONS 3.1, 4.7 AND 14.4.1 of this Lease, the parties have agreed that the Building shall be deemed to include four portions of space referred to as Space A, "SPACE B", "SPACE C" and "SPACE D", each of which is sometimes referred to as a "SPACE" or as a "PORTION OF THE PREMISES". Space B, Space C and Space D refer to a number of RSF and not to a particular area within the Building. The parties have agreed that Space B will be deemed to consist of 35,168 RSF, Space C will be deemed to consist of 77,229 RSF, and Space D will be deemed to consist of 73,989 RSF. Tenant currently has access to Space A pursuant to the Prior Lease (as defined in ARTICLE 34, below), and commencing on the Effective Date, Tenant shall also have access to the entire Premises. Tenant shall give Landlord advance written notice if Tenant intends to occupy or to commence business operations (i) in any portion of the Building other than Space A prior to October 1, 2004, and/or (ii) in more than 65,000 RSF of space in the Building prior to December 31, 2004, stating in any such case, the number of square feet, the location of such space and the date of which Tenant intends to occupy or to commence such business operations. Landlord shall have the right to monitor Tenant's use of the Premises prior to December 31, 2004 to determine whether Tenant has occupied or commenced business operations in any Portion of the Premises other than Space A prior to October 1, 2004, and/or in more than 65,000 RSF prior to December 31, 2004. In the event that Landlord believes that Tenant has commenced business operations in any of such Space prior to January 1, 2005, Landlord shall give written notice to Tenant, and if such commencement of business operations was inadvertent and the result of fewer than five employees utilizing such space on an impromptu basis (without the installation of telecommunications and/or other office equipment or devices), contrary to the Tenant's management decision, then, provided that Landlord has not given Tenant written notice of such an event two or more times in the prior twelve (12) month period and that Tenant vacates such space and ceases business operations therein within two (2) business days after receipt of Landlord's notice, Tenant shall be deemed not to have commenced business operations by reason of such inadvertent action.

The Premises and the Building shall be deemed to be the number of rentable square feet as set forth in SECTION 2.2 of the Summary, and neither party shall have the right to remeasure the Premises. The parties hereto agree that this Lease is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Landlord and Tenant covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease.

     1.2 PREMISES ACCEPTED "AS-IS; TENANT IMPROVEMENTS. Tenant acknowledges that it is in possession of Space A and agrees to accept the entire Building on an "as is" basis, and

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Landlord shall have no obligation to perform any tenant improvements or to provide Tenant with any allowance for tenant improvements, except as follows:
(a) Landlord has installed six windows on the south side of the second floor and six windows on the south side of the third floor of the Building ("Landlord's Window Work"), and (b) Landlord has performed or shall perform the work described on EXHIBIT I attached hereto ("Landlord's Repair Work"). Landlord's Window Work and Landlord's Repair Work are hereinafter referred to collectively as "Landlord's Work". Landlord's Work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and other requirements of all governmental authorities having jurisdiction thereover. In performing Landlord's Repair Work, Landlord shall:
(y) complete Landlord's Repair Work on or before the applicable date(s) set forth in Exhibit I-2, subject to force majeure, and (z) perform Landlord's Repair Work in a manner which will not unreasonably interfere with Tenant's use of the Premises or with any work which Tenant may perform to prepare the Premises and/or the Building for Tenant's occupancy, provided, however, Tenant understands and agrees that such work will be conducted during normal business hours. Tenant shall pay Landlord, as Additional Rent under this Lease, one-half of the cost of Landlord's Window Work ($39,692), within thirty (30) days after Tenant's receipt of Landlord's request for such payment, which request shall be submitted together with reasonable evidence of the total cost of such work. Tenant acknowledges that the Portions of the Premises have not been "demised" or separated from the rest of the Building, and Landlord shall have no obligation to add demising walls, or any other tenant improvements to the Premises, except as expressly set forth above.

               1.2.1 Tenant shall be responsible, at its sole cost and expense, for making any tenant improvements to the Premises and the Building which Tenant determines, in Tenant's sole judgment, are necessary to prepare the Premises and Building for Tenant's occupancy (the "Tenant Improvements") at its sole cost and expense in accordance with the provisions of this Lease, including, without limitation, Articles 8, 9 and 24. Said construction shall be performed in a good and workmanlike manner and subject to and in accordance with all applicable laws, rules, regulations and other requirements of all governmental authorities having jurisdiction thereover, free of any liens or other claims. Tenant shall apply for and obtain all permits, licenses and certificates necessary for the construction of the Tenant Improvements and for the use and occupancy thereof for the purposes set out in this Lease; however, Landlord hereby represents to Tenant that there is an existing Certificate of Occupancy issued to 3Com Corporation. Landlord shall, at no cost to Landlord, cooperate with Tenant, in such manner as Tenant may reasonably request, in assisting Tenant in obtaining such permits, license and certificates.

               1.2.2 Landlord and its authorized representatives shall have the right, upon reasonable advance oral notice (except that no notice shall be required in an emergency) to enter at all reasonable times upon the Premises and the Building for the purpose of inspecting the construction of the Tenant Improvements as such construction progresses, it being understood, however, that neither such inspection nor failure to inspect shall operate as approval of such construction by Landlord. In making any such entry, Landlord and its representatives shall comply with the reasonable safety requirements of Tenant and Tenant's contractor.

               1.2.3 Tenant warrants the Tenant Improvements will be constructed (i) in a good and workmanlike manner, (ii) in compliance with all Applicable Laws (as defined in ARTICLE 24) existing at the time of construction, and (iii) in a manner that will not cause the

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Premises or the Building to fail to be in compliance with Applicable Laws.
Tenant will be fully responsible for making all alterations and repairs to the Tenant Improvements, at its sole cost and expense, resulting from or necessitated by the failure of Tenant and/or Tenant's contractor to comply with all Applicable Laws in effect at the time of such construction. In the event that Tenant performs any tenant improvements that require the issuance or re-issuance of a certificate of occupancy, then Tenant agrees to obtain and deliver to Landlord a permanent Certificate of Use and Occupancy from the Town of Marlborough, Massachusetts upon the completion of the Tenant Improvements (or a temporary certificate of use and occupancy, with any conditions to be satisfied by Tenant within a commercially reasonable time, and a permanent certificate of use and occupancy delivered to Landlord promptly thereafter).

     1.3 THE BUILDING AND THE PROJECT. The Building is part of a complex of buildings located on the Property consisting of four (4) buildings and other improvements. The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas (as such term is defined in SECTION 1.4 below),
(ii) the land (which is improved with landscaping, parking areas, access roads and other improvements) upon which the Building and the Common Areas are located as shown on the Project Site Plan, (iii) the three other office buildings (including without limitation, "BUILDING 1", "BUILDING 2" and "BUILDING 4") located adjacent to the Building and the land upon which such adjacent office buildings are located, all substantially as shown on the Project Site Plan attached hereto as EXHIBIT B; and (iv) any other improvements that may be constructed by Landlord as part of the Project.

     1.4 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants in the Project, and subject to the Rules and Regulations (as defined in ARTICLE 5 of this Lease), those portions of the Project which are provided, from time to time, for non-exclusive use in common by Landlord, Tenant and any other tenants of the Project (such areas, including without limitation parking areas, driveways, access roads and sidewalks on the Project, whether or not shown on the Project Site Plan, and common facilities within the Project such as lobbies, corridors, connectors, stairwells, elevators, loading docks, and restrooms, the Conference Facilities (as defined in SECTION 1.4.1, below), Cafeteria (as defined in SECTION 1.4.2, below) and Fitness Center (as defined in SECTION 1.4.2, below), together with such other portions of the Project designated to Tenant in writing by Landlord to be shared by Landlord and certain tenants, all of which are collectively referred to herein as the "COMMON AREAS"). Landlord shall maintain and operate the Common Areas in a manner consistent with Comparable Buildings (as defined in SECTION 6.1). Landlord reserves the right to close temporarily or permanently, make alterations or additions to, or change the location of elements of the Project and the Common Areas, including, without limitation, the right to (a) make changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to add additional improvements to the Common Areas; (d) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; (e) to do and perform such other acts and make such other changes in, to or with respect to the Project, Building and Common Areas as Landlord may deem to be appropriate; and (f) to remove temporarily or permanently areas from use as Common Areas any portion of the Common Areas; provided, however, that: (i) Landlord's exercise of the foregoing rights shall not materially, adversely interfere with either Tenant's use of, occupancy

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of, or access to the Premises or the Common Areas, other than and excluding the
Common Areas of Building 4, which may be withdrawn from Common Areas subject to the provisions set forth in SECTIONS 1.4.1, 1.4.2 AND 1.4.3, below, (ii) no structure other than a "connector" which is not more than one story in height, linking one or more buildings or structures, shall be constructed in the "Low Build Area" as shown on EXHIBIT B, (iii) if a parking structure is built within the area shown as "Preferred Parking Area" on the plan attached hereto as EXHIBIT B, Tenant shall have non-exclusive use of at least the number of parking spaces that are displaced by the construction of said parking structure, within said parking structure, or in another location as close to Building 3 as the lost parking, without additional charge, and (iv) except as shown on the plan attached hereto as EXHIBIT M, there shall be no change or alteration to the configuration of the "RESTRICTED PARKING AREA" shown on EXHIBIT B without Tenant's prior written consent, which consent shall not be unreasonably withheld. In the event of any such change in the Project or the Common Areas, an equitable adjustment to the Tenant's Share of Operating Expenses and Tax Expenses, if appropriate, shall be made.

               1.4.1 CONFERENCE FACILITIES. Subject to availability, and prior reservation in accordance with any reasonable procedures implemented by Landlord and provided in writing to Tenant, Tenant shall have the right to use the meeting and training rooms and the auditorium located in Building 4 (collectively, the "CONFERENCE FACILITIES") in common with Landlord and other tenants of the Project, to the extent otherwise permitted by Landlord. The use of such facilities shall be subject to such reasonable, non-discriminatory rules and requirements as Landlord may establish and provide in writing to Tenant, and to all other provisions of this SECTION 1.4. Tenant shall have the right to use the Conference Facilities subject to the conditions set forth in this Lease, without payment of any additional fee, for a period of time equal to Tenant's Share of the business hours use of the Conference Facilities, so long as its use does not exceed Tenant's Share of the available days per week and/or per month, with Landlord reserving the right to monitor and limit to Tenant's Share Tenant's utilization during normal working hours (versus other hours) or business days (versus holiday and/or weekend days), in its reasonable business judgment. The foregoing shall not limit Landlord's right to include costs of operating the Conference Facilities in Operating Expenses, subject to, and in accordance with, Section 4.2 below, or to charge Tenant for Excess Usage Fees in accordance with the provisions of this Section 1.4.1. In addition, Tenant may use the Conference Facilities for periods of time that exceed Tenant's Share on a space available basis, and subject to said rules and regulations, including, without limitation, payment of a fee ("Excess Usage Fee") for such usage based on Landlord's then current schedule, and the other provisions of this SECTION
1.4. Notwithstanding any other provision herein to the contrary, Landlord reserves the right, upon written notice to Tenant, (a) to retain a third party operator to operate the Conference Facilities, or (b) to lease the Conference Facilities to a third party, provided, however, in either such case, Landlord shall provide for the right of Tenant to rent, or otherwise use, the Conference Facilities listed below on the same basis as set forth in this Lease.

               1.4.2 CAFETERIA. Tenant and its employees, contractors, visitors and consultants shall have the right to use the cafeteria (the "CAFETERIA") located in the Project provided such parties shall be responsible for payment of all charges for meals and other items purchased at the Cafeteria. The use of such facilities by Tenant and/or its employees, contractors, visitors and consultants shall be subject to compliance with the other provisions of this
SECTION 1.4. A third party provider currently provides food and beverage service in the

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Cafeteria. Subject to the last two sentences of this SUBSECTION 1.4.2, Landlord shall have the right to discontinue or change cafeteria service, provided, however, Landlord shall continue to provide cafeteria service substantially in its current form (including hot food service) so long as there are at least 500 employees working in Buildings 1, 2 and 3, and Landlord shall use commercially reasonable efforts to continue to provide cafeteria service substantially in its current form so long as CYTYC has at least 400 employees working in Building 3 (even if there are fewer than 500 employees working in Buildings 1, 2 and 3). Subject to the foregoing, Landlord, in its reasonable discretion, may change the size, configuration or location of the Cafeteria area. In the event that Landlord has the right to discontinue cafeteria service in accordance with this
SECTION 1.4.2, if Landlord is unable to locate an operator that will operate the Cafeteria on terms acceptable to Landlord, in its reasonable business discretion, Landlord shall have the right and option, in its sole discretion, to take any steps necessary to reduce or eliminate such costs, including, without limitation, modification or reduction of the food service, provided, however,
(i) prior to discontinuing hot food service, Landlord shall discuss with Tenant other options for food service; and (ii) if Landlord discontinues cafeteria service during the Term, Landlord shall provide an alternative fresh food (including breakfast items, sandwiches, and salads, but not hot food) and vending service and a seating area or facility similar to that which currently exists at the Project sufficient to reasonably accommodate Tenant's employees located at the Project. If the total cost of providing cafeteria service exceeds $100,000 per year, Landlord may discontinue cafeteria service (and, at Tenant's request, Landlord will consider discontinuing such service), but prior to such change(s), Landlord shall discuss with Tenant options to reduce such costs.

               1.4.3 FITNESS CENTER. Tenant and its employees, contractors and consultants shall have access to and the right to use the fitness center (the "FITNESS CENTER") located in the Project provided such parties shall be responsible for payment of all charges customarily charged by Landlord to tenants of the Project for the use of the fitness center (currently $25.00 per month). The use of such facilities by Tenant and/or its employees, contractors, visitors and consultants shall be subject to compliance with the other provisions of this SECTION 1.4. Landlord shall have the right to require that Tenant's employees sign customary waivers of claims and comply with all reasonable safety and other procedures applicable to use of the Fitness Center. Notwithstanding any other provision herein to the contrary, Landlord reserves the right, upon written notice to Tenant, (a) to retain a third party operator to operate the Fitness Center, (b) to lease the Fitness Center to a third party who agrees to operate a fitness facility which shall be available to tenants of the Project and their employees upon payment of standard charges, and/or (c) to provide a Fitness Center which is unattended, and does not provide amenities such as towels, provided, however, in any such case, Landlord shall provide for the right of Tenant to rent, or otherwise use, the Fitness Center on the same basis as set forth in this Lease. Subject to the last sentence of this Section 1.4.3, Landlord shall have the right to terminate Tenant's use of the Fitness Center upon ten (10) days prior written notice to Tenant if the Fitness Center is closed. Landlord shall continue to provide a fitness facility at the Project during the Term of the Lease (which facility need not be attended nor provide amenities such as towels) so long as there are at least 500 employees working in Buildings 1, 2 and 3, and Landlord shall use commercially reasonable efforts to continue to make a fitness facility available at the Project during the Term of the Lease (which facility need not be attended nor provide amenities such as towels) so long as CYTYC has at least 400 employees working in Building 3 (even if there are fewer than 500 employees working in Buildings 1, 2 and 3).

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               1.4.4     EQUITABLE CHARGE IF TENANTS OF NEW BUILDINGS ARE GIVEN
RIGHTS TO USE BUILDING 4 AMENITIES. Landlord agrees that if other buildings are built at the Project and the tenants of such buildings have access to the Building 4 amenities, an equitable charge shall be assessed against such tenants for the use of such facilities.

     1.5 FURNITURE. For no additional charge, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those items of furniture and artwork situated in the Premises and the Building (the "FURNITURE") and described on the inventory list attached hereto as EXHIBIT C (the "INVENTORY LIST"). Landlord and Tenant acknowledge that prior to the Lease Commencement Date the parties will conduct a "walk-through" inspection of the Premises and the Building in order to confirm the completeness and accuracy of the furniture shown on the Inventory List, and to give Tenant the opportunity to confirm that the Furniture is in acceptable condition and repair. Subject to such "walk-through" inspection, Tenant accepts the Furniture in its "as-is" condition, without any representation or warranty by Landlord. LANDLORD SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FURNITURE. During the Term of this Lease, Tenant shall maintain and repair the Furniture as reasonably necessary, reasonable wear and tear, damage caused by fire or other casualty, and damage caused by Landlord Fault, as defined in SECTION 6.4.3 excepted. Provided there is no Default Condition (as defined in SECTION 2.2, below) the Furniture shall become the property of Tenant, for nominal consideration, on December 31, 2010. During the Term of the Lease, Tenant shall be permitted to reconfigure and/or move the Furniture within the Premises, and shall not be required to restore the Furniture to its original location within the Premises. Prior to the date Tenant acquires title to the Furniture, Tenant shall be permitted to store the Furniture outside the Premises in a commercially reasonable manner at a location approved by Landlord (which approval shall not be unreasonably withheld or delayed), provided that Tenant shall relocate the Furniture into the Premises prior to the expiration or earlier termination of the Lease (unless the Furniture has theretofore been conveyed to Tenant in which case Tenant shall remove the Furniture from the Premises). Upon termination of this Lease, if the Furniture has not theretofore been conveyed to Tenant and Landlord is not then required to, and/or does not then convey the Furniture to Tenant, Tenant shall surrender the Furniture to Landlord in the same condition and repair as on the Lease Commencement Date, reasonable wear and tear, damage by fire or other casualty, and damage caused by Landlord Fault excepted.

     1.6 CARD KEY ACCESS. Tenant shall have the right to use the Project card key access system, subject to the Rules and Regulations set forth on EXHIBIT D, attached hereto. If Tenant replaces the card key access system in Building 3 with its own card key access system, the Rules and Regulations concerning the Project card key access system shall not be applicable to the Tenant's card key access system in Building 3. Except as expressly provided herein, and subject to the TCC's of this Lease, Tenant shall not have access to those portions of the Project not comprising the Common Areas or the Building, which shall remain subject to Landlord's sole and exclusive control (and/or subject to the control of other tenants to whom such space has been leased). Nothing herein shall preclude Landlord from accessing the Premises and the Building, subject to the requirements of ARTICLE 27, for purposes of undertaking maintenance or repairs or as otherwise provided in this Lease. Landlord makes no representations or warranties, (and hereby expressly disclaims any representations and warranties, INCLUDING, WITHOUT

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LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF
MERCHANTABILITY) regarding the suitability of any key card access system for Tenant's particular purposes. In no event shall Landlord be responsible or liable to Tenant or its employees for any unauthorized entry upon the Premises or the Building or for any failure of the access system to prevent such entry.

                                    ARTICLE 2

                                   LEASE TERM

     2.1 LEASE TERM. The TCCs of this Lease shall be effective as of the date of this Lease as set forth in SECTION 1 of the Summary (the "EFFECTIVE DATE"). The initial term of this Lease (the "INITIAL TERM") shall be as set forth in SECTION 3.1 of the Summary, shall commence on the date set forth in
SECTION 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall expire on the date set forth in SECTION 3.4 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided.

     2.2 OPTION TO EXTEND. Subject to there being no "Default Conditions" (as that term is defined below) as of the date of exercise of the option, and as of the commencement date of the applicable Option Term, Tenant shall have two
(2) options to extend (each, an "OPTION TO EXTEND") the term of the Lease for a period of five (5) years (each, an "Option Term") upon the same terms and conditions herein set forth except that the Base Rent during each such Option Term shall be adjusted in accordance with SECTION 3.1.1, below. Tenant may exercise each such option by giving Landlord written notice at least twelve months and not more than eighteen months prior to the expiration of the then current Term of the Lease, time being of the essence, provided however, that Tenant's extension option shall not lapse unless Tenant fails to exercise its option prior to the later of: twelve months prior to the expiration of the then current Term of the Lease or within ten (10) business days after Landlord gives Tenant a written notice stating that "Tenant has an extension option which must be exercised prior to the later of: ten (10) business days after the date of this letter, or on or before ________" (stating the applicable date), which notice shall not be given more than two years prior to the expiration of the then current Term of the Lease. At Landlord's option, Tenant's exercise of its option shall be void and of no effect if a Default Condition exists as of the date of exercise of the option or as of the first day of the Option Term.

As used in this Lease, "DEFAULT CONDITIONS" shall mean the following, collectively: Tenant being in default of its obligations under the Lease beyond any applicable notice and grace periods, Tenant having defaulted more than twice in the payment of any monetary obligation in excess of $50,000 under the Lease (beyond applicable notice and grace periods) during the prior twenty-four month period, Tenant being the subject of any bankruptcy or insolvency proceedings, and Tenant being insolvent.

As used in this Lease, "TERM" or "LEASE TERM" shall mean the Initial Term, and any Option Term that is duly exercised.

                                    ARTICLE 3

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                                    BASE RENT

     3.1 BASE RENT. Commencing on the Rent Commencement Date with respect to each Portion of the Premises, Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check or wire transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in SECTION 4 of the Summary, payable in equal monthly installments as set forth in SECTION 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly set forth herein. The Base Rent for the first full month of the Initial Term in which rent is due shall be paid upon execution of this Lease. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to l/365 of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

The "RENT COMMENCEMENT DATE" shall be the applicable date set forth in SECTION
3.3 of the Summary with respect to each Portion of the Premises, except as set forth in SECTION 14.4.1, below.

     3.2 BASE RENT DURING OPTION TERM. If Tenant exercises either Option to Extend, the Base Rent for the Premises during each Option Term shall be equal to 95% of the then prevailing market rental rate in Comparable Buildings (the "PMRR"); the PMRR shall not take into account any leasehold improvement work paid for by Tenant, and no rate "floor" will be established. Within thirty days after the date that Landlord receives written notice of Tenant's interest in exercising its Option to Extend, Landlord shall give Tenant written notice of its determination of the PMRR and the Base Rent for the Option Term. If Tenant does not accept the Base Rent proposed by Landlord, the parties agree to negotiate in good faith for a period not to exceed thirty days. Provided that Tenant has given Landlord written notice of its interest in exercising its option at least sixteen months prior to the expiration of the then current Term, if Tenant believes that agreement cannot be reached, Tenant shall have the right, within forty days after receipt of Landlord's determination of Base Rent for the Option Term to demand that the PMRR be determined by appraisal, in which case, Landlord and Tenant shall each select a Qualified Appraiser to determine the PMRR, and if the two appraisals are no more than 10% apart the PMRR shall be the average of the two, and if the difference is greater than 10%, the two appraisers shall select a third Qualified Appraiser and the PMRR shall be the average of the two appraisals that are closest (or if neither is closer to the third appraisal, the PMRR shall be based on the third appraisal). The first two appraisals shall be completed within thirty days, and if a third appraisal is required, it shall be completed within thirty days thereafter. Each party shall be responsible for the timely completion of the appraisal by its selected appraiser. If either party fails to designate a Qualified Appraiser within ten days after notice, the first party may request its appraiser to designate the second appraiser.

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Nothing herein shall be deemed to have extended the time within which Tenant must exercise its Option to Extend, provided, however, Tenant shall have the right to withdraw the exercise of its Option to Extend with respect to the Option Term by written notice to Landlord within thirty days after the determination of the PMRR (time being of the essence), provided that the Term of the Lease shall continue for a period of twelve months after Tenant withdraws such option exercise, and during the period following the expiration of the prior Term and continuing to the expiration of the twelve month extension, Tenant shall pay Base Rent equal to 95% of the PMRR as determined by appraisal, plus all Additional Rent due in accordance with the TCCs of this Lease.

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1       GENERAL TERMS. In addition to paying the Base Rent specified in
ARTICLE 3 of this Lease, Tenant shall pay "TENANT'S SHARE" of the annual "DIRECT EXPENSES," as those terms are defined in SECTIONS 4.2.4 and 4.2.1 of this Lease, respectively. In addition to the foregoing obligations, Tenant shall also pay "TENANT'S ELECTRICITY COST," as set forth in SECTION 4.7 of this Lease, separately from any Direct Expenses. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT," and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this ARTICLE 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent without any setoff or deduction whatsoever, except as otherwise expressly set forth herein. The obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 4 shall survive the expiration or earlier termination of the Lease Term for such period of time as is required to reconcile the Estimated Direct Expenses and Overpayment of Direct Expenses pursuant to SECTION 4.4.1 hereof; provided, however, that any other contingent or unliquidated contractual claims of Landlord or Tenant (e.g., indemnity) shall survive the expiration or earlier termination of this Lease only for so long as any applicable statute of limitations would permit such actions under Massachusetts law.

     4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this ARTICLE 4, the following terms shall have the meanings hereinafter set forth:

               4.2.1 "DIRECT EXPENSES" shall mean the sum of "Operating Expenses" plus "Tax Expenses".

               4.2.2 The parties acknowledge that, subject to the provisions forth in SECTION 4.8, Tenant may elect to provide certain services to the Building. Therefore, notwithstanding anything to the contrary herein contained, with respect to any period of time during which such election is in effect, Operating Expenses allocable to Tenant shall not include expenses incurred by Landlord for the services which Tenant has elected to provide with respect to the Building, for any other space in the Project (other than Building 4 and Common Areas) which is leased or used, or is intended to be leased or used, for the exclusive benefit of any tenant or tenants. Subject to the foregoing, "OPERATING EXPENSES" shall mean, except as otherwise provided in this SECTION
4.2.2 or otherwise in this Lease, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any calendar year because of or in connection with the operation, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the allocation thereof as set forth in SECTION 4.3, below. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying utilities (excepting any utility, including, without limitation, electricity, which is metered directly to Tenant), operating, repairing, maintaining, and renovating the utility, telephone, and all other systems and equipment and components thereof of common portions of the Project, and the cost of maintenance and service contracts in connection therewith and payments under any equipment rental agreements (subject to the limitation set forth in clause (Z) of this SECTION 4.2.2);; (ii) the cost of all insurance which, pursuant to SECTION 10.6, Landlord is required or permitted to carry in connection with the Building and any other portion of the Project; (iii) the cost of landscaping the Project, or any portion thereof; (iv) costs incurred in connection with the parking areas servicing the Project; (v) fees and other costs, including management fees (which management fees shall not to exceed three percent (3%) of gross receipts with respect to the Project exclusive of reimbursement for on-site personnel),
(vi) subject to clauses (A), (V), and (AA) of this SECTION 4.2.2, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vi) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; provided, however, that wages and/or benefits attributable to personnel above the level of property manager for the Project or property engineer for the Project shall not be included in Operating Expenses;
(vii) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, and repair to roofs in Common Areas; (viii) excepting the items that are at Landlord's sole cost under SECTION 7.1, repairs or replacements and other costs incurred in connection with the Project that are capital in nature under generally accepted accounting principles; provided, however, that any such capital expenditure shall be amortized (with interest at a commercially reasonable rate) over its useful life (determined in accordance with Treasury Regulations) and only the annual amortized portion and interest applicable to the respective calendar year shall be included in Operating Expenses; (ix) the amount of any payments, payments in lieu of taxes, or other consideration (in cash or otherwise) that Landlord is required to make in connection with any tax abatement or tax exemption agreements benefiting the Project, including, without limitation, payments pursuant to the TIF Agreement (as defined in SECTION 29.34, below) that are not included in Tax Expenses; and (x) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, commonwealth, state or local government for fire and police protection, trash removal, community services, or other services which are not duplicative of "Tax Expenses" as that term is defined in SECTION 4.2.3, below.

     Notwithstanding anything in this SECTION 4.2.2 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following:

               (A) marketing costs, costs of leasing commissions, renovations, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project;

               (B) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

               (C) the original costs of constructing the Building and the Project, or any capital additions (such as additional buildings or connectors) thereto, and the cost of correcting any defect in the original construction of any portion or component of the Building or Project;

               (D) expenses to the extent Landlord will be reimbursed by another source (excluding Operating Expense reimbursements by tenants), including without limitation replacement of any items covered by warranties;

               (E) costs incurred to benefit (or resulting from) a specific tenant or items and services selectively supplied to any tenant other than Tenant (e.g., excess or separately metered utilities);

               (F) expenses for the defense of Landlord's title to the Project;

               (G) expenses incurred in the maintenance, repair and replacement of the Building Structure (as defined in SECTION 7.1) and/or the structural portions of other buildings in the Project, including without limitation the foundation, floor/ceiling slabs, roof structure, exterior walls, structural load bearing walls, columns, beams and shafts (including elevator shafts) thereof;

               (H) charitable or political contributions;

               (I) expenses incurred to comply with governmental laws, ordinances, regulations (including without limitation all environmental laws and the Americans with Disabilities Act of 1990, as amended), court order, decree or judgment in effect prior to the Effective Date (as defined in SECTION 2.1, above), except to the extent any noncompliance results from Tenant's use and occupancy of the Premises and/or the Building;

               (J) any expenses incurred in repair, restoration or other work necessitated by fire or other casualty to the extent covered by insurance proceeds;

               (K) rent and other charges payable under any ground leases or other underlying leases;

               (L) costs associated with maintaining Landlord's existence as a corporation or other legal entity;

               (M) All electrical charges included in Tenant's Electricity Cost;

               (N) the cost of environmental testing, monitoring, remediation, and compliance performed in, on, and around the Project, other than ordinary environmental monitoring and testing (for purposes of this subsection, "ordinary environmental monitoring and testing" shall include those conditions which arise from the normal use of the Building, for example, items such as air quality monitoring and filtration in the Building, but shall not include monitoring and/or testing for Hazardous Materials brought onto the Project, Building or Premises by Landlord or by any other tenant or occupant (that is, other than Tenant, and any occupants claiming by, through, or under Tenant) of space in the Project other than the Building); provided, however, nothing in this clause (N) shall limit Tenant's liability under SECTION 29.31 for violations of Environmental Law caused by, or contributed to by Tenant;

               (O) Costs and expenses in connection with leasehold improvements, alterations and decorations which are made in connection with the preparation of any portion of the Project for occupancy of that portion of the Project by a new or existing tenant or in connection with the development or construction of additional buildings in the Project;

               (P) Costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Project;

               (Q) Salaries, wages, benefits and other expenses or employment of officers and executives of Landlord and other employees of Landlord to the extent such other employees are not directly involved in the operation, repair, maintenance and management of the Building and/or the Project; or where such employees devote time to properties other than the Project, the portion properly allocable to such other properties;

               (R) Landlord's general overhead and profit paid to partners, subsidiaries or affiliates of Landlord (excluding payment for services provided subject to clause (U) below);

               (S) Depreciation;

               (T) Costs and expenses related to vacant spaces intended for occupancy by tenants which would not be included in Operating Expenses if the space were occupied;

               (U) Payments to subsidiaries or affiliates of Landlord for services rendered to the Building to the extent such amounts exceed competitive costs therefor if not provided by such related parties;

               (V) Costs (including without limitation attorneys fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;

               (W) any fees, fines and penalties arising from violation by Landlord or Landlord's employees or authorized agents of Applicable Law (as defined in Article 24), including costs of litigation and attorney's fees related thereto;

               (X) Costs to acquire or rent sculpture, paintings and other works of art;

               (Y) Reserves;

               (Z) Rental payable by Landlord for items that are needed on a recurring basis and which remain on the Project site when not being used with respect to any improvement or equipment which, if purchased, would be considered to be a capital item, to the extent that such rental exceeds the amortization which could have been included for such item had such item been purchased rather than leased;

               (AA) Except for those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Common Areas of Project, legal, auditing, consulting and professional fees and other costs including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord's interest in the Building or the Project, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws; and

               (BB) Increases in insurance premiums caused by the conduct or use of any tenant in the Project in using their premises for other than office purposes.

               4.2.3     TAXES.

                         4.2.3.1 "TAX EXPENSES" shall mean all federal, state,
commonwealth, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, measured as if the Project were the only property owned by Landlord, including gross receipts, service tax, value added tax or sales taxes applicable to the receipt of rent or services provided herein, and unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any calendar year because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Landlord hereby represents that, as of the Effective Date, the only costs included in Tax Expenses are real estate taxes assessed by the City of Marlborough, as affected by the TIF Agreement, as defined in SECTION 29.34. Special and extraordinary assessments and impositions shall only be included in Tax Expenses as if paid by Landlord over the longest period of time permitted by Applicable Laws, in which case all interest and other charges applicable because of the choice of method of payment shall also be included in Tax Expenses. Tax Expenses shall not include any betterments or assessments arising in connection with the development of additional buildings in the Project.

                         4.2.3.2 Subject to the last sentence of Section
4.2.3.3, Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof (measured as if the Project were the only property owned by Landlord); (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Building, or any portion thereof (measured as if the Project were the only property owned by Landlord); (iii) any assessment, tax, fee, levy or charge, upon this transaction; (iv) the amount of any payments, payments in lieu of taxes, or other consideration (in cash or otherwise) that Landlord is required to make to any taxing authority in connection with any tax abatement or tax exemption agreements benefiting the Project, including, without limitation, payments pursuant to the TIF Agreement (as defined in SECTION 29.34, below); and (v) if Tenant fails to pay timely Tenant's Share of Tax Expenses as requested by Landlord, any penalties or interest caused by late payment of Tax Expenses by Landlord to the extent they exceed the late charge, if any, paid by Tenant under
Article 25 of this Lease with respect to Tenant's late payment of Tenant's Share of Tax Expenses.

                         4.2.3.3 Any reasonable costs and expenses (including,
without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the calendar year such expenses are paid. Any refunds of Tax Expenses shall be credited against Tax Expenses for the year in question, and Tenant's Share of any excess applicable to any period within the Lease Term shall be credited against Additional Rent due from Tenant or refunded to Tenant regardless of when received, based on the year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such year exceed the total amount paid by Tenant as Tenant's Share of Tax Expenses under this ARTICLE 4 for such year. If, subject to the last sentence of this Section 4.2.3.3, Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after receipt of Landlord's written demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this SECTION 4.2.3, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, corporate excise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and commonwealth/state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any items included as Operating Expenses, (iii) any items paid by Tenant under SECTION 4.5 of this Lease, (iv) any increases in Tax Expenses which are not allocable to Tenant pursuant to Section 4.2.3.5, and (v) provided that Tenant has timely paid Tenant's Share of Tax Expenses as requested by Landlord, any penalties or interest caused by late payment of Tax Expenses by Landlord.

                         4.2.3.4 Landlord shall use commercially reasonable
efforts to provide copies of any invoices or other notices from the taxing authorities evidencing the Tax Expenses to Tenant within ten (10) business days after Tenant's request therefor, provided however, Landlord shall have no liability to Tenant based upon Landlord's failure timely to deliver a copy of any such invoice to Tenant.

                         4.2.3.5 If the Premises or the Building are not
assessed as a separate tax parcel, then the allocation of Tax Expenses to the Premises, as applicable, shall be on a pro rata basis, based on rentable square feet in the Premises, compared to the total rentable square feet in the Project, provided, however, if it is determinable from the records of the tax assessor that the assessment for the Project is being increased solely because of improvements to a building other than Building 3 (and not as a general reassessment or increase for the Project as a whole), and such records indicate the amount of increase allocable to each of the buildings in the Project, then Tenant shall have no obligation to pay such increase to the extent it is allocable to a building other than Building 3 or Building 4. If the Premises are assessed as a separate tax parcel, Tenant shall remain liable for a pro rata share of Tax Expenses on the Common Areas of the Project, including, without limitation, Building 4.

               4.2.4 Subject to the provisions of SECTION 4.2.3.5, "TENANT'S SHARE" of Operating Expenses and Tax Expenses shall mean the applicable percentage set forth in SECTION 6.1 of the Summary.

               4.2.5 "TENANT'S BUILDING SHARE" shall mean the applicable percentage set forth in SECTION 6.2 of the Summary.

     4.3 ALLOCATION OF DIRECT EXPENSES. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) will be shared between the tenants and occupants of the Building and the tenants and occupants of the other buildings in the Project. Accordingly, as set forth in
SECTION 4.2 above, Direct Expenses shall be determined for the Project as a whole, and Tenant shall be responsible for paying Tenant's Share of the Direct Expenses, provided, however, Landlord in its sole discretion, may, in a reasonable manner, determine and allocate some or all Direct Expenses which are incurred for the benefit of only one building to that building individually, in which case, if said expenses are allocated to the Building, Tenant's Share of such Direct Expenses shall be based on Tenant's Building Share. To the extent the entire Project is not fully occupied, Landlord may adjust (i) the variable components of Operating Expenses for cleaning, janitorial, trash, utilities, HVAC maintenance, and window washing for areas intended for lease and occupancy by tenants which vary based on occupancy, and (ii) the variable components of Operating Expenses for Common Areas, for any calendar year, based on Landlord's reasonable, good faith estimate and reasonable data available to Landlord, to equitably allocate the Direct Expenses for the Project to the tenants; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year attributable to the Project. In no event shall Landlord be entitled to collect from tenants more than 100% of Direct Expenses.

     4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant shall pay to Landlord, in the manner set forth in SECTIONS 4.4.1 AND 4.4.2, below, and as Additional Rent, an amount equal to Tenant's Share (as the same may vary from time to time) of Direct Expenses.

               4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Within one hundred fifty (150) days after the end of each applicable calendar year during the Lease Term, Landlord will deliver to Tenant a statement (the "STATEMENT"), which shall state the Direct Expenses incurred or accrued for such preceding calendar, and which shall indicate the amount of the Tenant's Share thereof. Upon receipt of the Statement for each applicable calendar year, if the amount of Tenant's Share exceeds the estimated amounts paid by Tenant for such year (the amount of such excess, the "EXCESS"), then Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such calendar year. In the event the Statement shows that the amount paid by Tenant under SECTION 4.4.2, below, exceeded

Tenant's Share of Direct Expenses for the calendar year in question (the "OVERPAYMENT AMOUNT"), then Landlord shall credit the Overpayment Amount against the next due installments of Additional Rent; provided, however, that with respect to the final year of the Lease Term, Landlord shall pay to Tenant the Overpayment Amount, if any, within thirty (30) days after Tenant's receipt of such Statement. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord or Tenant from enforcing its rights under this ARTICLE 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the calendar year in which this Lease terminates, if an Excess if present, Tenant shall pay such amount to Landlord within thirty (30) days after Tenant's receipt of such final determination. If Tenant provides a written request to Landlord within one hundred and eighty (180) days after receipt of the Statement provided in this SECTION 4.4.1, Tenant shall be entitled, during reasonable business hours, to review Landlord's books and records on which Landlord has calculated Direct Expenses and shall promptly thereafter provide its written analysis of Direct Expenses and calculation related thereto to Landlord. Notwithstanding the foregoing, if, in performing any such audit, Tenant discovers any errors, Tenant shall have the right to review Landlord's books and records for the two years immediately preceding the year in question solely for the purpose of determining whether such errors were made in such preceding years. If Tenant's review establishes any overpayment by Tenant, Landlord shall either, at Landlord's option, credit such amount to Tenant's next payment of Additional Rent, or refund such amounts within thirty
(30) days after receipt of Tenant's calculations; if Tenant's review discloses any underpayment by Tenant, Tenant shall pay such amounts within thirty (30) days from the time it calculates, or receives the calculation of such amounts. Tenant's audit shall be conducted by either Tenant or a certified public accountant. Tenant's audit may not be conducted by an individual or entity that is retained by Tenant primarily on a contingent fee basis. If, after performing any such audit, it is determined that Landlord has overbilled Tenant by more than 5% for the year in question, Landlord shall reimburse Tenant for its reasonable out-of-pocket costs incurred in performing such audit. The results of the audit shall be kept confidential by Tenant and shall remain a private matter between Landlord and Tenant; provided however, the foregoing shall not prohibit Tenant from disclosing any information: (i) if required by law (including, without limitation, any security laws), (ii) if required by court order, (iii) if required by order of governmental authority, (iv) in connection with any dispute resolution proceeding between Landlord and Tenant, (v) to any subtenant of the Premises who is required to pay the Operating Expenses which were subject to such audit, or (vi) to its attorneys, accountants or auditors. Any dispute between Landlord and Tenant concerning any item of Direct Expenses shall not relieve Tenant of liability for payment of all other Excess amounts of Direct Expenses. The provisions of this SECTION 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

               4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. Landlord shall have the right to deliver from time to time (but not more than two times with respect to any calendar year) an expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the current or upcoming calendar year shall be and Tenant's Share thereof. The failure of Landlord to furnish an Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect Tenant's Share of Direct Expenses under this ARTICLE 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary; provided however, that Landlord shall have no right to bill Tenant on account of Direct Expenses

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incurred in any calendar year later than the date that is two years after the end of such calendar year. Upon receipt of any Estimate Statement, Tenant shall pay, with its next installment of Base Rent due, one-twelfth of Tenant's Share of the Direct Expenses for the then current calendar year indicated on the Estimate Statement. Until a new Estimate Statement is furnished (which, subject to the provisions of this SECTION 4.4.2, Landlord shall have the right to deliver to Tenant at any time), Tenant shall continue to pay monthly, with the monthly Base Rent installments, the monthly amount set forth in any previous Estimate Statement delivered by Landlord to Tenant.

     4.5       TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

               4.5.1 Tenant shall be liable for and shall pay before delinquency taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises (including without limitation taxes levied against the Furniture, if any). If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays any properly assessed taxes based upon such increased assessment, which Landlord shall have the right to do if the same are past due upon fifteen
(15) business days prior written notice to Tenant, including reasonably satisfactory backup documentation evidencing such expenses, Tenant shall upon thirty (30) days notice to Tenant repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

               4.5.2 If, based upon the records of the tax assessing authority, the Alterations in the Building, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's standard tenant improvements in other space in the Project leased to or offered to lease to other tenants, which improvements are substantially similar to those in the Building as of the Lease Commencement Date (the "BUILDING STANDARD"), are assessed (as reasonably determined by Landlord), then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of SECTION 4.5.1, above. Similarly, if, based upon the records of the tax assessing authority, alterations made after November 26, 2002 in other spaces within the Project leased to tenants other than Tenant, whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Building Standard are assessed (as reasonably determined by Landlord), then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of such other tenants and shall not be included in Tax Expenses for purposes of calculating Tenant's Share of Tax Expenses.

     4.6       INTENTIONALLY OMITTED.

     4.7 TENANT'S WATER COST AND ELECTRICITY COST. Tenant shall be responsible for all water usage in the Building and shall cause the water meter for the Building to be placed in Tenant's name on or before January 1, 2004, and Tenant shall pay all charges for water directly

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to the supplier and/or the local distribution company. For any period that water usage is not directly metered to Tenant as set forth above, Landlord shall have the right to charge Tenant for Tenant's water use as reflected by the meter(s) now in the Building, or added by Landlord or Tenant to the Building. Each floor within the Building has two electric panels. Tenant shall be responsible for electrical costs for the third floor of Building 3 commencing on the Rent Commencement Date for Space A. Tenant shall be responsible for the electrical costs for the balance of the Building on a floor by floor basis beginning on the earlier of January 1, 2004 or the date that Tenant commences construction of any tenant improvements or other Alterations on each such floor. On or before January 1, 2004, Tenant shall cause both electric meters for the Building to be placed in Tenant's name and thereafter, Tenant shall pay all charges for electricity directly to the supplier and/or the local distribution company. For any period that electrical usage is not directly metered to Tenant as set forth above, Landlord shall have the right to charge Tenant for Tenant's electrical use as reflected by the meters and submeters now in the Building, or added by Landlord or Tenant to the Building.

     4.8 TENANT'S RIGHT TO CONTRACT DIRECTLY FOR CERTAIN DIRECT EXPENSES. Notwithstanding the foregoing, Tenant shall have the right to contract for, and pay directly, certain operating costs for the Premises, including janitorial, trash removal, window washing and HVAC maintenance for the Premises (the "Direct Services"), upon written notice given to Landlord on or before September 1, with respect to the following calendar year. Any such election shall continue in effect unless Tenant gives written notice to Landlord prior to September 1 that Landlord should assume responsibility for providing such services for the following calendar year. Notwithstanding the foregoing, the parties agree that Tenant has elected to contract for and pay directly for all janitorial services for the Premises through and including December 31, 2004 (Tenant will be deemed to have elected to continue to provide janitorial services for the Premises unless Tenant gives Landlord written notice prior to September 1, 2004 that Tenant wants Landlord to assume responsibility for providing janitorial services for calendar year 2005). In the event that Tenant exercises such election, notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to furnish such services to Tenant, and the corresponding costs for Building 1, Building 2, and any other tenanted building in the Project (other than Building 4) shall not be included in the calculation of Operating Expenses for Building 3.

               4.8.1 COMPLAINT NOTICE. If Tenant has not elected the option set forth in Section 4.8 within the time limit set forth therein, but is, in good faith, reasonably dissatisfied with the quality of any Direct Services provided by Landlord, Tenant may give written notice of such dissatisfaction ("Complaint Notice"), stating its specific complaints, that such complaints are being made pursuant to this SECTION 4.8.1, and what changes would make the quality of such Direct Services acceptable to Tenant, and if Landlord fails to cause such services to meet Tenant's satisfaction within thirty (30) days after the receipt of the Complaint Notice, then, upon an additional thirty (30) days advance written notice to Landlord, given within sixty (60) days after the Complaint Notice, Tenant may elect to contract directly for the Direct Services for the Premises identified in the Complaint Notice (notwithstanding that such election was not made within the time limit set forth in SECTION 4.8).

               4.8.2 HVAC. If Tenant elects to contract for HVAC maintenance, Tenant shall, at Tenant's sole cost and expense, and using vendor(s) reasonably acceptable to Landlord,

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

maintain a contract (the "Maintenance Contract") providing for inspection of the HVAC system at least four times per year, and including without limitation periodic changing of any and all filters, changing of belts, lubricating of equipment and maintenance of operating levels of freon in accordance with manufacturers specifications. Tenant shall deliver a copy of the Maintenance Contract to Landlord annually. Tenant shall also, at its sole cost and expense, pay for all repairs and replacements to the HVAC system not covered by the Maintenance Contract. If Tenant fails to maintain the Maintenance Contract or to perform repairs or maintenance required pursuant to this Lease, and if Tenant fails to cure such failure within the period ("Cure Period") which is ten (10) days after written notice from Landlord (provided however, that the Cure Period shall be such longer period as Tenant may reasonably require to cure such failure so long as Tenant commences to cure such failure within such ten (10) day period and diligently prosecutes such cure to completion), Landlord is not obligated to but may, at its sole option, obtain such Maintenance Contract and/or make such repairs and perform such maintenance to the HVAC system as Landlord, in its bona fide business judgment, determines to be necessary, in which event the Tenant shall repay the reasonable cost thereof to Landlord within thirty (30) days after demand. Further, if Tenant fails to perform any of the foregoing services within the Cure Period, Landlord shall have the right if Tenant fails to perform any of the foregoing services (in order to insure uniform cleaning, maintenance of the HVAC system, preservation of the Project and systematic and orderly refuse disposal) at its option to provide said services for a reasonable fee to be paid by Tenant as Additional Rent. If Tenant incurs any expenses to replace portions of the HVAC system during the two years prior to the Lease Expiration Date (as extended in the event that Tenant exercises one or more Options to Extend), provided that Tenant gives Landlord written notice of the nature, date and cost of such replacements prior to completing said replacements, then the cost of such replacements shall be amortized over the period determined by Landlord in conformity with generally accepted accounting principles or income tax accounting principles pursuant to Internal Revenue Code and upon expiration of the term of the Lease, provided that Tenant or any Affiliate of Tenant or transferee pursuant to a Permitted Transfer does not acquire title to the Premises on or within thirty days after the Lease Expiration Date, Landlord shall reimburse Tenant for the unamortized cost of such replacements, minus any sums owed by Tenant to Landlord, within thirty days after the Lease Expiration Date.

     4.9 TENANT'S ADDITIONAL AIR CONDITIONING COST. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges that in order to provide HVAC to various Portions of the Premises that do not constitute full floors, as the HVAC system is currently designed, Landlord may be required to supply HVAC to other portions of the floor by, INTER ALIA, running the second of the two rooftop units that service that floor (rather than just the one roof top unit that would be required if Tenant's space were demised and air conditioning ductwork reconfigured in connection with such demising). During the portion of the Lease Term prior to January 1, 2004, Tenant agrees that Landlord shall have the right to submeter the roof top units, and that Tenant shall pay to Landlord as Additional Rent, the cost of operating all roof top units required to be run to provide HVAC to space occupied by Tenant, as reasonably estimated by Landlord (if Landlord does not submeter said rooftop unit), or on the basis of such meter readings (if Landlord does submeter said rooftop units).

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

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall be permitted to use the Premises for any lawful use other than a Prohibited Use (as defined in SECTION 5.2, below), subject to applicable laws and Tenant's obtaining all approvals required by law. Tenant covenants that it shall not use the Premises in any manner that will constitute an unreasonable annoyance to any occupant of the Project, or a nuisance, or that will injure the reputation of the Project or any part thereof, or in any manner that will knowingly violate, suspend, void or make inoperative, any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings or improvements in the Project or any part thereof, including the Premises. Landlord agrees that Tenant's Initial Use, as hereinafter defined, is not in violation of the foregoing sentence. Tenant's Initial Use is defined as: general office use, administrative use, customer training, biology lab, research and development, as currently conducted by Tenant in its facility in Boxborough, Massachusetts. If any future use of the Premises by Tenant conflicts with Landlord's insurance, as aforesaid, then Landlord shall use reasonable efforts to obtain insurance which will enable Tenant to use the Premises for such use. In addition, Tenant will not use the Premises in any manner which will cause an increase or increases of premiums on insurance carried by Landlord on the Premises, unless Tenant pays such increase. Landlord agrees that Tenant's Initial Use, in and of itself, will not cause an increase in Landlord's insurance premiums. Tenant shall not exceed the acceptable floor loading (based on design load of 100 pounds per square foot of live load within the Building) and weight distribution requirements unless Tenant, at the sole cost and expense of Tenant, makes any necessary Alterations (which Alterations shall be subject to the TCCs of Articles 8 and 9 of this Lease).

               5.1.1 USE OF THE ROOF. Notwithstanding anything to the contrary contained in this Lease, Tenant's access to and use of the roof of the Building shall be subject to the provisions of ARTICLE 30.

               5.1.2 TENANT'S ACCESS. Landlord agrees that, subject to Landlord's reasonable security requirements and causes beyond Landlord's reasonable control, subject to the provisions of Section 30.1.2, Tenant and its employees and visitors shall have access to the Premises twenty-four hours per day, seven days per week throughout the Term of this Lease.

     5.2 PROHIBITED USES. So long as Tenant occupies all or a portion of Building 3, the following uses will be prohibited in Building 1, Building 2 and Building 3 unless consented to in writing by Landlord and Tenant: (i) offices of any agency or bureau of the United States or any commonwealth or state or political subdivision thereof that may utilize additional parking in excess of the typical number of visitor spaces in Comparable Buildings or parking in excess of the tenant's pro rata share of parking to accommodate public visitors, or is principally a law enforcement agency; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization that may utilize additional parking in excess of the typical number of visitor spaces in Comparable Buildings or parking in excess of the tenant's pro rata share to accommodate public visitors; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail, restaurant or bar uses; (vi) telemarketing or call center that would require additional

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parking in excess of the parking allocated to such space ; (vii) collection agency; (viii) offices for an employment agency; (ix) a warehouse, other than for storage incidental to a business operation conducted on the same premises,
(x) music hall, cinema, theatre, auditorium, or other similar place of public entertainment or general assembly; (xi) health/exercise spa or club or sporting event or other sports facility; (xii) any assembly or manufacturing operation which creates excessive noise or vibration; (xiii) a factory; (xiv) an off-track betting club or facility, (xv) a church or other house of worship, (xvi) the storage of explosives, or (xvii) a funeral parlor. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose which is contrary to the provisions of this Lease, or which is in violation of the laws of the United States of America, the Commonwealth of Massachusetts, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials as defined in Subsection 29.31.1 below.

     5.3 ELECTRONIC EQUIPMENT. If Tenant installs or operates any Electronic Equipment, as hereinafter defined, which emanates electrical waves which interfere with or impair the operation of the Electronic Equipment of other occupants of the Project, then Tenant shall cooperate with Landlord, Landlord shall use reasonable efforts to cause the Existing Tenants, as hereinafter defined, to cooperate with Tenant, and Landlord shall use reasonable efforts to cause any New Tenants, as hereinafter defined, to cooperate with Tenant, so that any such interference can be eliminated. Tenant acknowledges and agrees, however, that the rights (as such rights exist on the Effective Date of this Lease) of any Existing Tenants to operate Electronic Equipment in the Project are superior to Tenant's right to operate Electronic Equipment in the Project. "Electronic Equipment" shall be defined as: (a) radio receivers or transmitters, TV receivers or transmitters, antennas, or similar devices, and
(b) antennas, aerials, wires and other electronic devices, whether located inside or outside any building within the Project. "Existing Tenants" shall be defined as any tenant of the Project whose lease is in force and effect as of the Effective Date of this Lease. "New Tenants" shall be defined as any tenant of the Project whose lease first becomes in force and effect after the Effective Date of this Lease.

     5.4 CC&RS. Tenant acknowledges that the Project, but not the Building, may be subject to future covenants, conditions, and restrictions (the "CC&RS"), to the extent that Landlord, in its reasonable discretion, deems reasonably necessary or appropriate, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs to the extent they apply to the Building or the Common Areas; provided, however, that this Lease shall only be subordinate to any future CC&Rs if such CC&Rs do not materially interfere with Tenant's use and occupancy of the Premises and, subject to the terms and conditions of this Lease, the Common Areas. In the event of any conflict with any future CC&R and the provisions of this Lease, the provisions of this Lease shall control.

     5.5 CONDITION OF PREMISES. Except as expressly set forth in this Lease, Tenant has accepted, or shall accept the Premises and the Building in their "AS IS" condition (including, but not limited to HVAC (as hereinafter defined), mechanical, electrical, plumbing, sewer and other Building systems, and the exterior walls, roof, parking area, landscaping and walkways) as of the Effective Date. To Landlord's knowledge, as of the Effective Date, all electrical, plumbing, sewer, HVAC and other Building Systems servicing the Building and exterior walls are in good operating condition. In the event that any electrical, plumbing, sewer, HVAC or other Building Systems servicing the Building are not in good operating condition as of the Effective Date, provided that Tenant has not performed any Alterations to such Building Systems and Tenant gives Landlord written notice of the nature of the problem promptly after Tenant becomes aware of such condition and, in any event, prior to the earlier of: (i) Tenant's commencing any changes, alterations or construction in the Building, or (ii) thirty (30) days after the Effective Date, time being of the essence, Landlord shall cause such systems to be placed into good operating condition. Other than as expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the present or future suitability of any part of the Premises or the Building for the conduct of Tenant's business or the uses proposed by Tenant. Tenant hereby accepts the Premises, the Building, and all improvements thereon, in their existing condition, subject to all applicable zoning, municipal, county and state (commonwealth) laws, ordinances and regulations governing and regulating the use of the Premises and/or the Building, and any covenants or restrictions of record, and accepts this Lease subject to all of the foregoing and to all matters disclosed in this Lease. Except as expressly set forth in this Lease, Landlord shall be not be responsible for any latent or other defect or change of condition in the Premises or the Building or the Project whether or not such condition materially or adversely affects Tenant's use and occupancy thereof, and the Rent hereunder shall in no case be withheld or diminished because of any such latent or other defect, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Notwithstanding the foregoing: (i) Landlord hereby represents to Tenant, based solely on the title policy issued to Landlord by First American Title Insurance Company that to Landlord's knowledge, there are no matters of record, affecting the Premises or the Project which would materially adversely affect Tenant's right to use the Premises as general business offices, and (ii) Landlord is not subject to any agreement with any tenant of the Project which would materially adversely affect Tenant's right to use the Premises for Tenant's Initial Use, as defined in SECTION 5.1.

     5.6 DEMISING PLAN. Space A and the balance of the Building are shown on the space plan attached hereto as EXHIBIT A and hereby made a part hereof. Tenant shall pay all costs associated with the installation of Tenant's network and other cabling, telecommunications infrastructure, and all of its moving costs incurred in connection with Tenant's occupancy of the Premises.

     5.7 RULES AND REGULATIONS. Tenant shall comply with Landlord's reasonable rules and regulations respecting the management, care, use and safety of the Project, including without limitation, parking areas, landscaped areas, walkways, elevators, loading docks, hallways and other Common Areas and facilities of the Project provided for the common use and convenience of tenants. Such rules and regulations are attached hereto as EXHIBIT D and may be amended from time to time at Landlord's reasonable discretion, upon reasonable prior written notice to Tenant (as amended from time to time, the "RULES AND REGULATIONS"). Landlord agrees that any future Rules and Regulations shall be reasonable and non-discriminatory in effect, and that any enforcement of all Rules and Regulations shall be done in a reasonable, uniform and non-discriminatory manner. In the event of any conflict between any Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control. Notwithstanding the foregoing, Landlord shall not have the right to impose additional Rules and Regulations concerning Tenant's use of the Building.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 STANDARD TENANT SERVICES. Landlord shall maintain and operate the Building in a manner consistent with other Comparable Buildings (as defined below), and provide ingress and egress control services to the Building in a first-class manner consistent with Comparable Buildings, shall keep the Building Structure and Building Systems in first-class condition and repair consistent with Comparable Buildings. (As used in this Lease, the term "COMPARABLE BUILDINGS" means Class A office buildings which are comparable to the Building in terms of age, quality of construction, level of service and amenities, size and appearance and located in Southborough, Northborough, Marlborough and Westborough, Massachusetts.) During the Lease Term, Landlord shall provide the following utilities and services, and the cost thereof shall be included in Operating Expenses:

               6.1.1 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas within the Building, subject to Tenant's obligation to pay all charges for water usage in the Building.

               6.1.2 Unless Tenant has elected to provide such services pursuant to SECTION 4.8, above, Landlord shall provide janitorial services to Space A and any other Space within which Tenant has commenced business operations, such services to be performed on weekdays during the Lease Term, excluding the dates of observation of the Holidays.

               6.1.3 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service for all elevators in the Building and, subject to closures for routine maintenance or repair, shall have one (1) elevator available at all other times to provide service to the Premises; provided, however, Landlord shall use reasonable efforts to schedule the timing of such routine maintenance or repair, and shall otherwise use commercially reasonable efforts to minimize any interference with Tenant's Permitted Use and enjoyment of the Premises.

               6.1.4 Landlord shall provide for electricity to be provided to the two meters now located in the Building, as currently provided by National Grid and/or Constellation NewEnergy, Inc., subject to Tenant's obligation to pay Tenant's Electricity Charge. Tenant agrees and acknowledges that it shall be bound by the provisions of the existing contract with Constellation NewEnergy, Inc. with respect to the Project, and Tenant shall not have the right to select its own service provider.

               6.1.5 Unless Tenant has elected to provide such services pursuant to SECTION 4.8, above, Landlord shall provide window washing of the exterior and interior of all exterior windows, with frequency as reasonably determined by Landlord.

               6.1.6 Unless Tenant has elected to provide such services pursuant to SECTION 4.8, above, Landlord shall provide disposal of garbage, trash and refuse from the office areas of Space A and any other Space within which Tenant has commenced business operations, (other than and excluding Tenant's laboratories, if any) and from the Property, excluding the disposal of Hazardous Materials (as defined in SECTION 29.31) and other hazardous or medical wastes or substances used, stored or generated by Tenant or in connection with Tenant's use of the Premises, which materials shall be disposed of in accordance with all Applicable Laws by Tenant at Tenant's sole cost and expense, and excluding the disposal of any construction debris or materials used by Tenant in the construction of tenant improvements or other Alterations. The services to be performed by Landlord under this SECTION 6.1.6 shall be performed only on weekdays during the Lease Term, excluding the dates of observation of the Holidays.

               6.1.7 Landlord shall provide for the clearance and removal of snow and ice from the parking areas, driveways and walkways of the Property.

               6.1.8 Landlord shall provide a security guard to patrol the Project between the hours of 6 p.m. and 8 a.m., Monday through Thursday, excluding Holidays, and, if requested by Tenant, Landlord shall provide a security guard to patrol the Project during the months of October through March, between the hours of 6 a.m. and 8 a.m. on Mondays and between the hours of 6 p.m. and 8 p.m. on Fridays, excluding Holidays.

For the purposes of this Lease the term "HOLIDAY" shall mean and refer to New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, day after Thanksgiving Day and Christmas Day.

     6.2 REQUIREMENTS OF TENANT. At all times during the Lease Term, Tenant shall take all reasonable steps to ensure the proper functioning and protection of the Building HVAC, electrical, mechanical and plumbing systems. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not operate personal electronic devices for individual use such as coffeepots, toasters, and/or space heaters, without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     6.3 INTERRUPTION OF USE. Except as expressly provided herein, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or the Building or relieve Tenant from paying Rent with respect to the Premises or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this ARTICLE 6.

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

     6.4       TENANT'S RIGHTS IN THE EVENT OF UNTENANTABILITY CAUSED BY
LANDLORD FAULT.

     Notwithstanding anything to the contrary in this Lease contained:

               6.4.1 If, as the result of Landlord Fault (as defined in SECTION 6.4.3, below), the Premises, or a material portion thereof, are rendered untenantable such that Tenant is unable to operate its business in the Premises for a period of more than ten (10) consecutive days after Tenant gives Landlord written notice of such condition and of Tenant's allegations that such condition renders the Premises, or a material portion thereof, untenantable, and that Landlord's failure to cure such conditions within said ten (10) day period shall constitute "Landlord Fault" under SECTION 6.4 of this Lease, then Tenant's obligation to pay Base Rent due under the Lease shall be equitably abated during the period commencing as of the fifth day after the date that Landlord receives such written notice (or, if earlier, on the date for which Landlord is entitled, by reason of such condition, to receive rent interruption insurance proceeds; provided that if Landlord does not actually receive insurance proceeds with respect to any period of time (the "Early Period") prior to the tenth (10th) day after Landlord's receipt of such notice, Tenant shall have no right to an abatement of rent with respect to the Early Period, the parties hereby acknowledging and agreeing, however, that they intend that Landlord's rent interruption insurance shall cover the Early Period if the cause of such untenantability is a casualty or other event covered by property insurance which Landlord is required to carry pursuant to Section 10.6, and Landlord shall use reasonable efforts to recover such insurance proceeds) and ending as of the date that such condition is cured or the Premises become tenantable. The ten day notice period under this SECTION 6.4.1 shall run concurrently with the notice periods set forth in SECTION 6.4.3.

               6.4.2 If, as the result of Landlord Fault, the Premises, or a material portion thereof, are rendered untenantable such that Tenant is unable to operate its business in the Premises for a period of more than ninety (90) consecutive days after Tenant gives Landlord written notice of such condition, then Tenant shall have the right, to be exercised upon written notice to Landlord, to terminate this Lease, unless Landlord cures such condition within ten days after receipt of such notice from Tenant. The ninety (90) day notice period under this SECTION 6.4.2 shall run concurrently with the notice periods set forth in SECTION 6.4.3

               6.4.3 "LANDLORD FAULT" shall be defined as (x) Landlord's failure to perform any maintenance, repairs or other services which Landlord is required to provide pursuant to the provisions of this Lease within ten (10) days after written notice from Tenant of the maintenance, repairs or other services which are required, or (y) Landlord's breach of any other obligation of Landlord under this Lease and Landlord's failure to cure such breach within ten
(10) days after written notice from Tenant of the nature of such breach.

               6.4.4 The provisions of this SECTION 6.4 shall not apply in the event of untenantability arising from fire, other casualty or taking (see Articles 11 and 13).

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                                    ARTICLE 7

                                     REPAIRS

     7.1 LANDLORD'S OBLIGATIONS. Except as otherwise provided in this Lease, Landlord shall maintain, repair and replace as necessary the structural portions of the Building, including the foundation, floor/ceiling slabs, roof membrane, roof structure, exterior walls, exterior windows, columns, beams and shafts (including elevator shafts) (collectively, "BUILDING STRUCTURE") at its sole cost and expense. Except as otherwise provided in this Lease, Landlord shall also maintain, repair and replace as necessary the parking areas, sidewalks and access roads (including snow and ice removal), landscaping, fountains, water falls, exterior Project signage (excluding signage installed by Tenant), exterior glass and mullions, stairs and stairwells, elevator cabs and equipment, plazas, art work and sculptures in Common Areas (other than and excluding any artwork or sculptures included on the Inventory List attached hereto as EXHIBIT C), men's and women's washrooms now existing in the Building, Building mechanical, electrical and telephone closets, and all other common and public areas and the existing Building security, mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (collectively, the "BUILDING SYSTEMS") and all other Common Areas within the Project, and the costs thereof shall, subject to the provisions of SECTION 4.2.2, be included in Operating Expenses. Landlord shall undertake reasonable efforts to perform all maintenance, repairs and replacements pursuant to this SECTION 7.1 promptly after Landlord learns of the need for such maintenance, repairs and replacements, but in any event within thirty (30) days after Tenant provides written notice to Landlord of the need for such maintenance, repairs and replacements or if such work cannot be completed within thirty (30) days despite Landlord's commercially reasonable efforts, as promptly as possible under the circumstances; provided, however, that in cases of emergency (i.e., circumstances which, if not addressed promptly, could result in material damage to persons and property), Landlord shall perform any maintenance, repairs and replacements as soon as reasonably practicable after it learns of the need for such maintenance, repairs and replacements. The provisions of the immediately preceding sentence shall not extend or delay Tenant's rights under SECTION 6.4.

               7.1.1 HVAC SYSTEM. Landlord warrants that the HVAC system for the Building shall be in good operating condition on the Effective Date. In the event that the HVAC system servicing the Building is not in good operating condition on the Effective Date, provided that Tenant has not performed any Alterations to the HVAC system and Tenant gives Landlord written notice of the nature of the problem promptly after Tenant becomes aware of such condition and, in any event, prior to the earlier of: (i) Tenant's commencing any changes, alterations or construction in the Building, or (ii) thirty (30) days after the Effective Date, time being of the essence, Landlord shall cause the HVAC systems to be placed into good operating condition within thirty days thereafter.

     7.2 TENANT'S OBLIGATIONS. Tenant shall maintain the Premises and the fixtures and appurtenances therein (other than those portions of the Premises the maintenance of which are Landlord's responsibility in accordance with the provisions of the Lease) in as good repair as exists on the Effective Date, at all times, normal wear and tear, damage by fire or other casualty or eminent domain, and damage caused by Landlord Fault excepted. Tenant shall reimburse Landlord for all direct costs and expenses of repairing and replacing all damage or injury to the

Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property. Such costs and expenses shall be collectible as Additional Rent and paid by Tenant within thirty (30) days after rendition of a bill therefor. Notwithstanding anything in this Lease to the contrary, but subject to SECTION 10.5, Tenant shall be required to reimburse Landlord for the cost of repairing any damage to the Building Structure and/or the Building Systems to the extent caused due to the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors. Tenant shall, at Tenant's own expense, pursuant to the TCCs of this Lease, including without limitation ARTICLE 8 hereof, maintain all Alterations, Furniture and other personal property of Tenant within the Building in good order, repair and condition at all times during the Lease Term, subject to reasonable wear and tear, and damage by fire or other casualty, or eminent domain, and subject to damage caused by Landlord Fault. Except as expressly set forth in this Lease, Tenant hereby waives any and all rights to terminate this Lease, complete repairs, and off-set the rent as may be provided under the laws of the Commonwealth of Massachusetts, now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or the Building or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises or the Building which affect the Building Structure, Building Systems or exterior appearance of the Building (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten business (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Building Structure, Building Systems or exterior appearance of the Building, unless Tenant implements such reasonable conditions as Landlord may require to eliminate, or mitigate, to Landlord's reasonable satisfaction, such adverse affect. Notwithstanding the foregoing sentence, Landlord's consent shall not be required for decorative changes to the Premises, which do not affect the Building Structure, Building Systems or exterior appearance of the Building. Tenant shall use Landlord's mechanical, electrical and plumbing engineer(s) for all mechanical, electrical and plumbing design(s) for the Building, provided that the cost of the services provided by such engineer(s) is competitive. Notwithstanding anything to the contrary, Landlord's "consent" to any Alterations shall only constitute permission for Tenant to proceed with the requested work, and shall not be deemed to constitute a representation or agreement on the part of Landlord that it has reviewed the plans and/or specifications for any such Alterations or approved the methods by which Tenant proposes to construct or install such work. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises or the Building, nor shall Tenant change existing locks or the mechanism thereof, without Landlord's consent, which consent shall be given if Tenant provides to Landlord keys and/or access cards for use only in emergency situations threatening injury to persons and damage to property. Notwithstanding anything to the contrary, no awnings or other projections shall be attached to the outside walls (building perimeter) of the

Building without Landlord's written consent, which consent may be withheld in Landlord's sole discretion.

     8.2 MANNER OF CONSTRUCTION. Tenant shall utilize only competent contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord for the construction of any Alterations, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord's approval of such contractors, subcontractors, mechanics and materialmen shall not be required or, alternatively, Tenant shall be entitled to use its employees to make Alterations which do not affect the Building Systems or the Building Structure (as such terms are defined in SECTION 7.1, above) so long as Tenant complies with all other provisions of this ARTICLE 8. Upon Landlord's request (unless Landlord waived, at the time of Landlord's consent for any Alterations pursuant to the provisions of SECTION 8.5, below, its right to make such request), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term; provided however, that Tenant shall not be required to remove Alterations which are Building Standard, as defined in SECTION 4.5.2. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, commonwealth, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Marlborough, and in conformance with Landlord's construction requirements attached hereto as EXHIBIT L. In the event Tenant performs any Alterations in the Building which require or give rise to governmentally required changes to the Base Building (as defined below), Landlord's written consent shall be required, and it shall be deemed reasonable for Landlord to condition its consent on such changes to the Base Building being performed at the sole cost and expenses of Tenant, and by a contractor reasonably acceptable to Landlord. The "BASE BUILDING" shall include the Building Structure, and the public restrooms and the systems and equipment located in the internal core of the Building. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project.

Tenant shall not use (and promptly after notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Project or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Project or with the rights and privileges of any person lawfully in the Project; if there is any problem involving Tenant and other tenants, at Tenant's request, Landlord will assist Tenant in resolving such issue, at no cost or expense to Landlord.

In addition to Tenant's obligations under ARTICLE 9 of this Lease, upon completion of any Alterations which affect the Building Systems and/or Building Structures, Tenant agrees to cause such notices as may be necessary to evidence completion of any work undertaken by Tenant to be recorded in the office of the Recorder of the County of Middlesex in accordance with the laws of the Commonwealth of Massachusetts or any successor statute, and Tenant shall deliver to Landlord or Landlord's property manager a copy of the "as built" drawings of the Alterations

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

(Landlord agreeing that a copy of the drawings for such work that were submitted to Landlord for its consent, which is marked-up by the Tenant's contractor to show field changes, shall satisfy the requirement to deliver "as built" drawings) as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

     8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with all Applicable Laws relating to final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of any plans for Alterations submitted to Landlord on or after December 31, 2004.

     8.4       CONSTRUCTION INSURANCE. In addition to the requirements of
ARTICLE 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "BUILDER'S ALL RISK" insurance in an amount reasonably related to the value of such Alterations, it being understood and agreed that all of such Alterations (other than Building Standard Alterations, which shall be insured by Landlord as part of the property insurance for the Building) shall be insured by Tenant pursuant to ARTICLE 10 of this Lease immediately upon completion thereof.

     8.5 LANDLORD'S PROPERTY. All Alterations (except Building Standard Alterations), improvements, fixtures, equipment and/or appurtenances other than Tenant's trade fixtures and equipment which may be installed or placed in or about the Premises and/or the Building, from time to time, shall be and become the property of Landlord upon the expiration or earlier termination of this Lease, subject to the requirements of SECTION 8.2 and Landlord's right to require Tenant to remove such items as provided in this SECTION 8.5. Building Standard Alterations shall be and become the property of Landlord upon installation. Upon the expiration or within ten (10) days after the earlier termination of this Lease and vacation of the Premises by Tenant, Tenant may remove any equipment or fixtures installed by Tenant other than Building Standard Alterations, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Building to the condition in which they were delivered to Tenant. Furthermore, subject to the provisions of this SECTION 8.5, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations in the Premises and/or the Building and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted) and return the affected portion of the Building to Building Standard (as defined in SECTION 4.5.2, above) condition; provided, however, if, in connection with its request for Landlord's consent for particular Alterations, (1) Tenant requests Landlord's decision with regard to the removal of such Alterations, and (2) Landlord thereafter agrees in writing to waive the removal requirement when consenting to such Alterations, then Tenant shall not be required to so remove such Alterations; provided further, however, that if Tenant specifically requests in writing such a determination from Landlord and Landlord, in its consent to any Alterations, fails to address the removal requirement with regard to such Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations. Notwithstanding anything to the contrary herein contained, Tenant shall have no obligation to remove any Alterations which are Building Standard. If Tenant is required to remove Alterations, but fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Building and return the affected portion of the Building to Building Standard condition, then Landlord may do so and may charge the cost thereof to Tenant, and Tenant shall reimburse Landlord for such costs within ten (10) days after receipt of Landlord's invoice therefore. At all times during the Term of this Lease, Tenant shall be entitled to remove, and Landlord shall have no interest in, Tenant's trade fixtures and equipment.

     8.6 ROOF. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be permitted to penetrate the roof of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, but may be conditioned upon, among other things, such work being performed by a contractor approved by Landlord (which approval shall not be unreasonably withheld) and/or in a manner that will not void or impair any roof warranty that may then exist. Tenant shall be responsible for the repair of roof leaks caused by such penetration even though Tenant has obtained Landlord's written consent thereto.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant shall keep the Project and Building free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may bond over such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid by Landlord (to obtain the bond and/or if the bond is collected upon) shall be deemed Additional Rent under this Lease payable by Tenant within thirty (30) days of demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

                                   ARTICLE 10

                                    INSURANCE

     10.1 INDEMNIFICATION AND WAIVER. As between Landlord and Tenant, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Building from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (individually, a "LANDLORD PARTY", and collectively (including Landlord), "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except, subject to
SECTION 10.5, to the extent such damage results from the negligent acts or omissions or willful misconduct of a Landlord Party, or from Landlord's failure to perform its obligations under this Lease. Subject to SECTION 10.5, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation reasonable court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in the Building, and to the extent arising from the negligent act or omission of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration or earlier termination of the Lease Term, except to the extent such damage results from the negligent acts or omissions or willful misconduct of any Landlord Party, or from Landlord's failure to perform its obligations under this Lease. Subject to SECTION 10.5, Landlord shall indemnify, defend, protect, and hold harmless Tenant and its officers, agents, employees and contractors from any and all loss, cost damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) to the extent arising from the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors in, on or about the Project, except to the extent such damage results from the negligent acts or omissions or willful misconduct of Tenant, its agents, employees and contractors or from Tenant's failure to perform its obligations under this Lease. Further, Landlord's and Tenant's agreements to indemnify pursuant to this SECTION 10.1 are not intended and shall not relieve any insurance carrier of its obligations, to the extent such policies cover the matters subject to the foregoing indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this SECTION 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

     10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises and the Building to the extent such requirements are provided by Landlord to Tenant in writing; provided however, that Tenant shall not be required to make any alterations to the Premises or the Building in order to comply with such requirements except to the extent that the same are based on a use of the Premises or Building by Tenant which is other than general office purposes. If Tenant's conduct or use of the Premises or the Building for other than general office purposes causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase within thirty (30) days after receipt of Landlord's written demand; provided, however, that Landlord shall provide reasonably sufficient documentation or other evidence to Tenant that its use and occupancy of the Premises or Building caused such increase in connection with any demand for payment. If the conduct or use of any other portion of the Project by other tenants of the Project for other than general office purposes causes any increase in the premium for such insurance policies then such increases shall not be included in Operating Expenses under this Lease. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body; provided however, that Tenant shall not be required to make any alterations to the Premises in order to comply with such requirements except to the extent that the same are based on a use of the Premises or Building by Tenant which is other than general office purposes. The provisions of this SECTION 10.2 are subject to the provisions of the last two sentences of SECTION 5.1.

     10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

               10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including the equivalent of the coverage provided by a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in SECTION 10.1 of this Lease, for limits of liability not less than:

               Bodily Injury and               $5,000,000 each occurrence
               Property Damage Liability       $5,000,000 annual aggregate

               Personal Injury Liability       $5,000,000 each occurrence
                                               $5,000,000 annual aggregate

At any time during the lease Term, but not more than once every three years, the limits set forth above may be increased by Landlord to limits then being required by landlords of Comparable Buildings.

               10.3.2 Property Insurance covering (i) any Alterations to the Building pursuant to Article 8 that are in excess of Building Standard (as defined in SECTION 4.5.2, above) and (ii) Tenant's personal property, trade fixtures and equipment in the Building at 100% replacement cost. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

               10.3.3 Worker's Compensation pursuant to all applicable commonwealth, state and local statutes and regulations, with statutory limits and Employer's Liability insurance with minimum limits of $500,000.00.

     10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Tenant's liability insurance shall (i) name Landlord, Landlord's lender and Landlord's managing agent, if any, as an additional insured; (ii) be written on occurrence form, and specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide and licensed to do business in the Commonwealth of Massachusetts; (iv) be primary insurance to the extent covering claims for which Tenant is required to indemnify Landlord pursuant to SECTION 10.2 and as to all claims arising within the Premises and/or the Building, and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage reduced unless ten (10) days' prior written notice shall have been given to Landlord. Tenant shall deliver evidence of such coverage to Landlord on or before the Lease Commencement Date and at the time of any renewal thereof. In the event Tenant shall fail to procure such insurance, or to deliver such evidence, including a certificate of insurance,

Landlord may, at its option, if Tenant fails to provide evidence of such insurance within five (5) business days after notice from Landlord, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

     10.5 SUBROGATION. With respect to all casualty insurance carried, or required, by the parties hereunder, Landlord and Tenant shall cause their insurers to waive, and Landlord and Tenant hereby expressly waive, all rights of subrogation in their respective insurance policies during the Lease Term as against the other party (and the waivers by Landlord and its insurance company shall in favor of Tenant shall also run in favor of any permitted subtenants and licensees, provided that any such subtenant and licensee also waives its subrogation rights against Landlord). The parties agree that their respective insurance policies, which include a waiver of subrogation provision, shall not affect the right of the insured to recover thereunder. Each party hereby waives any claims which it has against the other party (and the waiver by Landlord shall in favor of Tenant shall also run in favor of any permitted subtenants and licensees, provided that any such subtenant and licensee also waives its subrogation rights against Landlord) for damage to property, even if caused by the negligence of such party, or its agents, employees, or contractors, to the extent that such damage is (or would be) covered by insurance which is required to be carried under this Article 10.

     10.6 LANDLORD'S INSURANCE. Landlord shall insure the Building (including the Building Structure, Building Systems, and all Building Standard improvements and Alterations), the Furniture and the other improvements in the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, and after considering the coverages maintained by Comparable Buildings and may include such other and additional coverages as are maintained by owners of Comparable Buildings and/or as are required by mortgagees of Comparable Buildings. Said insurance deductible shall not exceed commercially reasonable limits, which Landlord and Tenant agree shall be $50,000 during the portion of the Term ending October 31, 2004; thereafter, Landlord may increase said deductible in its reasonable business judgment provided that the deductible is not greater than the greater of: (i) the deductible for similar insurance on Comparable Buildings, or (ii) the deductible applicable to the policy held by Landlord if such policy is a blanket policy covering at least 1,000,000 square feet of office building space that is not within the Project but that is owned by Landlord or one of more affiliates of Landlord. Additionally, at the sole option of Landlord, such insurance coverage may include the risk of flood damage and additional hazards, rental interruption insurance and/or a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Landlord shall maintain a Commercial General Liability Insurance policy covering the insured against claims of bodily injury and personal injury, for limits of liability not initially less than $5,000,000 each occurrence and $5,000,000 annual aggregate for each of bodily injury and personal injury, with said limits to be increased in the same manner as any increase in the limits set forth in SECTION 10.3.1, above.

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

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 REPAIR OF DAMAGE BY LANDLORD. Tenant shall notify Landlord of any damage to, or affecting, the Premises or the Building resulting from fire or any other casualty, promptly after Tenant becomes aware of such damage. Landlord shall, within thirty (30) days if only one floor of the Building has been damaged (i.e. all damage is confined to one floor and the other two floors are not damaged) and the cost to repair is not more than $500,000.00 ("MINOR DAMAGE"), or sixty (60) days if more one full floor of the Building has been damaged or the cost to repair is over $500,000.00 ("MAJOR DAMAGE"), after Landlord receives such notice from Tenant, deliver to Tenant a reasonable estimate ("RESTORATION PERIOD ESTIMATE") from a reputable contractor, of the date by which the repair and restoration necessary as a result of such fire or other casualty can be substantially completed. Subject to the provisions of SECTIONS 11.2 and 11.3 below, if the Premises, the Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, to the extent of insurance proceeds made available to Landlord specifically for such repair, and subject to reasonable delays for insurance adjustment, delays caused by Tenant, and other delays due to Force Majeure, and subject to all other TCCs of this ARTICLE 11, restore the Premises, the Building and such Common Areas to substantially the same condition as when possession was initially delivered to Tenant, except for modifications required by zoning and building codes and other Applicable Laws; provided, however, Landlord shall not be required to rebuild, restore, repair or replace Tenant's Alterations (other than Building Standard Alterations) or other improvements, alterations and additions (other than Building Standard Alterations), inventory, fixtures, furniture, furnishings, floor coverings (other than Building Standard floor coverings), equipment and other personal property. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant an equitable abatement of Rent to the extent Tenant is unable to operate its business in the Premises continuing until such time as any restoration or repairs which Landlord is required to undertake are restored substantially completed, regardless of whether Landlord is reimbursed from the proceeds of rental interruption insurance purchased or required to be purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or intentional misconduct of Tenant, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord within thirty (30) days of demand).

               11.1.1 TENANT'S OBLIGATION TO REPAIR. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, provided this Lease has not terminated as provided in this
ARTICLE 11, and provided that Landlord is repairing or restoring the Premises as set forth above, Tenant shall, subject to SECTION 11.2, proceed to restore and repair any injury or damage to the Alterations (other than Building Standard Alterations), trade fixtures and equipment, which have been completed or installed by or on behalf of Tenant, to the extent that Tenant determines that the same are necessary for

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

Tenant's business, in accordance with ARTICLE 8 of this Lease, in the Premises and shall return such Alterations, trade fixtures and equipment to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws. Following delivery of a Landlord Repair Notice, prior to the commencement of construction, subject to SECTION 11.2, Tenant shall submit to Landlord, for Landlord's review and approval (which approval shall not be unreasonably withheld), all plans, specifications and working drawings relating thereto, and Landlord shall review and approve or disapprove such plans and specifications and Tenant's contractors to be used for such work pursuant to the provisions of ARTICLE 8.

               11.1.2 TENANT'S RIGHT TO TERMINATE. If, based upon the Restoration Period Estimate, the estimated date by which Landlord would substantially complete repairs and restoration will be later than the date that is twelve (12) months after the date of the Restoration Period Estimate, so long as the damage was not caused by the gross negligence or intentional misconduct of Tenant or any Tenant Parties, Tenant shall have the right, which shall be exercisable by written notice given by Tenant to Landlord on or before the date that is thirty (30) days after Tenant receives the Restoration Period Estimate (the period ending on the last day of said thirty (30) day period is referred to herein as "TENANT'S TERMINATION PERIOD"), as its sole and exclusive remedy under this Lease unless Landlord has not acted in good faith, to terminate this Lease, effective not more than ninety (90) days after the date of such notice from Tenant. If Tenant does not give notice of its election to terminate within the Tenant's Termination Period, Tenant will be deemed to have waived the right to terminate set forth in this Section 11.1.2.

     11.2      LANDLORD'S OPTION TO REPAIR. Notwithstanding the TCCs of
SECTION 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, and instead terminate this Lease (or the applicable portion thereof), by notifying Tenant in writing of such termination ("LANDLORD'S TERMINATION NOTICE") within the latest of: (x) forty-five (45) days after the date of discovery of the damage, or (y) thirty (30) days after the date of the Restoration Period Estimate, or (z) ten business days after the expiration of the Tenant's Termination Period, (such latest date, the "LANDLORD'S TERMINATION DATE") such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty or cause, if one or more of the following conditions is present:

     (i) the damage is caused by a peril or cause which is not covered by Landlord's insurance policies (and/or would not be covered by the policies Landlord is required to carry pursuant to this Lease) and, in Landlord's reasonable judgment, the cost to repair the damage exceeds $1,500,000 (such amount, the "Uninsured Loss"), provided, however, if Tenant agrees to pay for the Uninsured Loss, and deposits such sum with Landlord's mortgagee (or if there is no mortgagee, with a mutually acceptable escrow agent) within ten (10) business days after Tenant receives Landlord's notice of termination, then Landlord shall not have the right to elect not to rebuild or restore and to terminate the Lease based on this subsection (i); or

     (ii) the damage occurs during the last twenty-four (24) months of the Lease Term, provided, however, if the damage occurs during the last twenty-four
     (24) months of the Lease Term, and Tenant has an Option to Extend under
     SECTION 2.2 that has not yet been

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

     exercised, and Tenant exercises such option, and waives its right to withdraw such exercise after the determination of the PMRR as set forth in
     SECTION 3.1.1, by written notice given to Landlord within ten (10) business days after Tenant receives Landlord's notice of termination, then Landlord shall not have the right to elect not to rebuild or restore and to terminate the Lease based on this subsection (ii); or

     (iii) with respect to any Major Damage, the damage occurs within twenty-four (24) months prior to the maturity date of the first mortgage on the Premises and Landlord's mortgagee does not permit adequate insurance proceeds to be applied to the rebuilding or repair of the Building or Project, provided, however, (A) if, prior to the Landlord's Termination Date, Landlord gives Tenant written notice that it intends to attempt to obtain alternate financing to finance the rebuilding or restoration, the Landlord's Termination Date shall be extended for an additional six months after the latest date set forth in subclauses 11.2 (x) through (z) above, and if Landlord does not elect to terminate at the end of said the time period, the time period for repair shall be measured from the Landlord's Termination Date as extended, and/or (B) if Landlord does not elect to obtain alternate financing as set forth in clause (A) above, Tenant, may elect, by written notice to Landlord within ten (10) business days after Tenant receives Landlord's Termination Notice, to provide the funds required for Landlord to perform such repairs, and provided that Tenant deposits such funds with Landlord's mortgagee (or if there is no mortgagee, with a mutually acceptable escrow agent) within ten (10) business days after Tenant receives Landlord's Termination Notice, then Landlord shall not have the right to elect not to rebuild or restore and to terminate the Lease based on this subsection (iii). All such funds provided by Tenant shall be deemed to be an advance payment of Rent and shall be secured by a second mortgage on the Premises, with recourse under said mortgage limited to the Premises and the proceeds thereof, bearing interest at a rate comparable to the market rate for similar loans, and otherwise said mortgage shall be in form and substance reasonably satisfactory to Landlord, Tenant and Landlord's first mortgagee; Landlord shall repay such sums if it refinances the first mortgage on the Premises, and may at its option, but without any obligation to do so, repay such funds to Tenant in on or more lump sum payments prior to such refinancing, and so long as any portion of such sums remain payable to Tenant, Tenant may offset Rent coming due under this Lease against said amounts until Tenant has been repaid in full.

Notwithstanding the foregoing, if Landlord exercises its right to terminate the Lease pursuant to SECTION 11.2, but Tenant is occupying a portion of the Premises despite the casualty damage, Tenant shall have the right to extend the effective termination date of the Term to a date designated by Tenant which is not later than the date ("Extended Effective Termination Date") which is thirty
(30) days after the date which the Term would otherwise have terminated pursuant to SECTION 11.2. Tenant may exercise such right by giving written notice to Landlord on or before the date thirty (30) days after Tenant receives Landlord's termination notice.

     11.3 TIME FOR REPAIR. If neither Tenant nor Landlord elects to terminate this Lease pursuant to the termination rights set forth in SUBSECTION
11.1.2 or SECTION 11.2, respectively (if applicable), then, except as set forth in SUBSECTION 11.3.1, Landlord shall substantially complete such repairs within: twelve (12) months for Major Damage, or six (6) months in the case of Minor Damage, or, in either case, such longer period as may be set forth in the Restoration

Period Estimate (the applicable time period for substantial completion of such repairs and/or restoration is referred to herein as the "REPAIR PERIOD") after the earlier of the expiration of the Tenant's Termination Period or receipt of written notice from Tenant that it is waiving its right to terminate pursuant to
SECTION 11.1.2 above, subject to delays due to Force Majeure, not to exceed six months for Major Damage and not to exceed three months for Minor Damage, and subject to delays caused by Tenant, and, if Section 11.2 is applicable, subject to extension for any period prior to Landlord's Termination Date and/or prior to the date on which Landlord receives written notice from Tenant canceling Landlord's Termination Notice. If the repairs to be made by Landlord are not actually substantially completed within the applicable Repair Period, as extended for the period of time ("EXCUSED DELAY PERIOD") that Landlord is delayed as the result of either Force Majeure delays (not to exceed three months for Minor Damage, or six months for Major Damage), and/or delays in insurance adjustment as reasonably demonstrated by Landlord to Tenant, and/or delays caused by Tenant, Tenant shall have the right, as its sole and exclusive remedy unless Landlord has not acted in good faith, to terminate this Lease by providing written notice to Landlord (the "DAMAGE TERMINATION NOTICE"), such termination to be effective on a date (the "DAMAGE TERMINATION DATE") set by Tenant in such Damage Termination Notice that is not more than one hundred and twenty (120) days after Landlord's receipt of the Damage Termination Notice; provided, however, that Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the Damage Termination Date by delivering to Tenant, on or before the Damage Termination Date, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs to be made by Landlord shall be substantially completed within thirty
(30) days after the Damage Termination Date. If such repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if such repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the Damage Termination Date. In no event shall the Excused Delay Period exceed three months, plus any periods of delay caused by Tenant.

As used in this Article 11, "substantially complete", "substantially completed" and/or "substantial completion" shall mean (i) that the required repairs or renovations have been completed in accordance with the final plans and specifications, subject to certain minor punch list items which shall be therein specifically noted and which shall not adversely affect Tenant's ability to use and occupy the Premises for their intended purposes, or (ii) a certificate of occupancy (either final or temporary) or similar certificate or permit is issued by the appropriate governmental authority having jurisdiction over the Premises whereby Tenant is permitted to use and occupy the Premises for the purposes described in SECTION 5.1 hereof.

     11.4 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the Commonwealth of Massachusetts, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

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

                                   ARTICLE 12

                                   NON-WAIVER

     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1 CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation as a result thereof, and if as a result thereof Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, Tenant shall have the option to terminate this Lease on ninety
(90) days notice to Landlord effective as of the date possession is required to be surrendered to the authority. Tenant shall exercise such termination right, if at all, within thirty (30) days after the earlier of: (i) the date Tenant gives Landlord notice of such taking, or (ii) receipt by Tenant of written notice from Landlord advising Tenant of such taking. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the TCCs of this Lease, and for moving expenses, so

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

long as such claims do not diminish the award available to Landlord or its ground lessor, if any, with respect to the Building or Project, or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this ARTICLE 13, in the event of a temporary taking of all or any portion of the Premises for a period of sixty (60) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Subject to SECTION 13.2 below, Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Landlord and Tenant hereby waive the provisions of any statutes or other laws relating to the termination of leases in the event of condemnation, and agrees that the rights and obligations of the parties in such event shall be governed by the terms of this Lease.

     13.2      TENANT'S RIGHT TO AWARD. Subject to the provisions of SECTION
13.1 above, Tenant shall have the right to claim and recover (i) any sum awarded to Tenant for damages to or loss of Tenant's business, and (ii) such compensation as may be separately awarded or recoverable by Tenant on account of any and all costs or losses related to removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location, so long as such claims do not diminish the award available to Landlord or its ground lessor, if any, with respect to the Building or Project, or its mortgagee, and such claim is payable separately to Tenant. Notwithstanding anything to the contrary herein contained, in the event that Tenant exercises the option set forth in Section 13.1 to terminate this Lease, then Tenant shall have the right to claim and recover for Covered Alterations (as defined below) as follows: (i) any claim payable separately to Tenant shall be payable only so long as such claim does not diminish the award available to Landlord, its ground lessor, if any, and/or its mortgagee; and (ii) if there is a single award, then the award allocable to the Premises, after deduction of all reasonable costs, including without limitation, costs to restore, if applicable, and reasonable attorney's fees, incurred by Landlord in establishing said claim and collecting said award, shall be allocated between Landlord's (and its mortgagee's) interest and Tenant's interest as follows and in the following order : (1) first, the entire claim of any mortgagee shall be paid; (2) second, Landlord shall be reimbursed for the fair market value of its interest in Premises (less the amount of the principal of any mortgage paid to mortgagee pursuant to clause (1)); (3) third, Tenant shall be reimbursed for the unamortized portion of the cost of any Alterations paid for solely by Tenant ("Covered Alterations"), amortized over the Initial Term of the Lease; and (4) the balance of the award, if any shall be paid to Landlord.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 TRANSFERS. Tenant shall not mortgage, pledge, hypothecate, encumber, or permit any lien to attach to this Lease or any interest hereunder without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Provided that Landlord has not, in good faith, given Tenant notice of termination of this Lease (whether or not Tenant is contesting said termination), as of the date of Tenant's notice to Landlord and/or as of the

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

effective date of such assignment or subletting, Tenant will have the right, with Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed, to assign this Lease, permit any assignment, or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that no partial assignment of this Lease shall be permitted without the express written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord, and any attempt by Tenant to make a partial assignment of this Lease, or any interest in this Lease, in violation of this sentence shall be null and void.

     14.2 LANDLORD'S CONSENT. If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed estimated effective date of the Transfer, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the TCCs of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium," as that term is defined in SECTION 14.3 below, in connection with such Transfer, (iv) the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (v) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (vi) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for its attorneys' fees and other review costs in connection with the proposed Transfer, up to a maximum of $1,000 per transaction. The provisions of this SECTION 14.1 shall not apply to any Transfer permitted pursuant to SECTION 14.5, below.

               14.2.1 GROUNDS FOR WITHHOLDING CONSENT. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under the Lease for Landlord to withhold consent to any proposed Transfer where one or more of the following apply (i) the Transferee intends to use the Premises for purposes not permitted under the Lease; (ii) the proposed Transferee is an existing tenant of the Project, and Landlord has comparable space available in the Project; and/or (iii) the parking requirements of the proposed use exceed the pro rata parking allocable to the Subject Space based on the rentable square footage of the Subject Space.

               14.2.2 If Landlord consents to any Transfer pursuant to the TCCs of this SECTION 14.2, Tenant may enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by

Tenant to Landlord pursuant to SECTION 14.2 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this SECTION 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this
ARTICLE 14.

     14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this SECTION 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean the total of all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per RSF basis if less than all of the Premises is transferred), after deducting all expenses incurred by Tenant (brokerage, legal, construction, and/or design fees paid to unrelated third parties, other reasonable out-of-pocket costs paid to unrelated third parties incurred in connection with such transfer, and the amortized value of tenant improvements made by Tenant to the Subject Space during the first two years of the Lease term (amortized over the entire initial term of the Lease)) resulting from a Transfer. "Transfer Premium" shall also include, but not be limited to, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this SECTION 14.3), and the Transferee's Rent, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4 EFFECT OF TRANSFER. No Transfer will relieve Tenant of its obligations under this Lease. If Landlord consents to a Transfer, or the Transfer is a Permitted Transfer (as defined in SECTION 14.5, below) , (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified,
(ii) Landlord's consent (if applicable) shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's reasonable costs of such audit.

     14.5 PAYMENT OF RENT TO LANDLORD. In the event that such sublease or assignment is of space for which Tenant is not required to pay Base Rent and/or Tenant's Share of Direct

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Expenses, (i.e. because, in accordance with SECTION 3.3 of the Summary, the Rent
Commencement Date with respect to such Portion of the Premises has not yet occurred), then, notwithstanding the Rent Commencement Date as set forth in
SECTION 3.3 of the Summary, effective upon the date of such sublease or assignment Tenant shall be obligated to commence paying to Landlord a pro rata share of Direct Expenses with respect to the Subject Space, and Base Rent on the Subject Space at the annual per RSF rate of $14.00 per RSF for the period prior to January 1, 2005, $15.00 per RSF from and after July 1, 2005 through June 30, 2005, and $16.63 per RSF from and after July 1, 2005 through May 31, 2006. If Tenant is obligated to early commencement of Base Rent based upon subletting, spaces shall be determined on a time basis (i.e. based upon the order of occupancy by Tenant or any subtenant). For example, if Tenant is in occupancy of 60,000 square feet of space, and subleases an additional 40,000 square feet of space effective January 1, 2005, the first 5,000 square feet of the subleased space shall be deemed to be the balance of Space B, and the remaining 35,000 square feet of subleased space shall be deemed to be a part of Space C, and Tenant shall be obligated to commence paying Base Rent with respect to the 35,000 square foot portion as of January 1, 2005 (because the Rent Commencement Date with respect to Space C space would not otherwise have occurred until February 1, 2005).

     14.6 PERMITTED TRANSFERS. An assignment or subletting of all or a portion of the Premises to any entity which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (in each such case, an "Affiliate"), or any entity which owns or is owned by an Affiliate (each, a "PERMITTED TRANSFER", shall not require Landlord's consent, provided that prior to such assignment or sublease: (i) Tenant notifies Landlord of any such assignment or sublease and certifies that the applicable transfer is to an Affiliate; and (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under the Lease. An assignment of Tenant's interest in the Lease by operation of law or otherwise resulting from any merger, consolidation, other form of corporate reorganization of Tenant or to any entity which purchases all or substantially all the stock or assets of Tenant, shall also be a Permitted Transfer and shall not require Landlord's consent, provided that prior to such assignment: (x) Tenant notifies Landlord of any such assignment;
(y) such assignment is not a subterfuge by Tenant to avoid its obligations under the Lease; and (z) the successor entity satisfies the following financial test (the "FINANCIAL TEST") immediately following such transaction it shall have a net worth of at least $150,000,000.00, a Current Ratio (defined as current assets divided by current liabilities) of 2.0, a Total Debt to Equity Ratio (defined as total debt divided by shareholders' equity) of 1, and Interest Coverage (defined as the ratio of annual Operating Income (EBIT) compared to annual interest due on all debt) of 3, as evidenced by audited financial statements provided to Landlord by Tenant.

     14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. With respect to any Transfer other than an assignment of Tenant's interest in the Lease (with respect to which Landlord shall collect rent directly from the assignee), if Tenant shall be in default, beyond any applicable grace periods, under this Lease, Landlord is hereby authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply

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towards Tenant's obligations under this Lease) until such default is cured. Such
Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this ARTICLE 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord or its management company. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this ARTICLE 15, quit and surrender possession of the Premises and the Building to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage due to casualty or condemnation, damage caused by Landlord Fault, or repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises and Building all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises or the Building (excluding, however, Tenant's Alterations which have become the property of Landlord and which Tenant is not required to remove pursuant to SECTION 8.5, above), and Tenant shall repair at its own expense all damage to the Premises and Building to the extent resulting from such removal.

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                                   ARTICLE 16

                                  HOLDING OVER

     16.1 AFTER EXPIRATION OR EARLIER TERMINATION OF LEASE TERM. If Tenant holds over or fails to vacate the Premises and the Building after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred and twenty-five percent (125%) for the first thirty (30) days of hold over, one hundred fifty percent (150%) for the second thirty (30) days of hold over, and two hundred percent (200%) for any period of hold over after the first sixty
(60) days. Such month-to-month tenancy shall be subject to every other applicable TCCs contained herein. Nothing contained in this ARTICLE 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this ARTICLE 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises and the Building within sixty (60) days after the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided however, this sentence shall not apply to a hold over after the early termination of the Lease (and prior to the scheduled expiration date of this Lease) based upon the alleged default by Tenant in its obligations under the Lease (other than its obligation to pay Rent) which is disputed in good faith, unless such dispute is resolved adverse to Tenant's position. Tenant's indemnification obligations under this Section 16.1 (in addition to any and all Rent payable during the actual hold over period pursuant to the first sentence of this Section 16.1) shall not exceed the greater of: (i) two hundred percent (200%) of the PMRR (as defined in SECTION 3.1.1) that would have been payable by Tenant for a twenty-four month period if this Lease had been extended for twenty-four months at PMRR, or (ii) two hundred percent (200%) times the Rent would have been payable by Tenant for a twenty-four month period if this Lease had been extended for twenty-four months at the Rent applicable during the last rental period of the Lease Term.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within ten (10) business days following a request in writing by either party ("Requesting Party"), the other party ("Responding Party"), shall execute, acknowledge and deliver to the Requesting Party an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, or EXHIBIT E-1 attached hereto, or such other substantially similar form containing such other information as shall be reasonably requested by any prospective mortgagee

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or purchaser of the Project (provided that the Responding Party shall not be required to incur third party costs to provide such information), or any portion thereof, indicating therein any exceptions thereto that may exist at that time. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.

                                   ARTICLE 18

                                  SUBORDINATION

     This Lease is contingent upon the execution of a subordination, non-disturbance and attornment agreement ("SNDA"), in the form attached hereto as EXHIBIT K, by Landlord, Tenant and the holders of all mortgages and ground leases presently affecting the Premises. Landlord agrees to obtain a SNDA, in form reasonably acceptable to the parties thereto, from the holders of any future mortgages or ground leases on the Premises in favor of Tenant. Provided that Landlord obtains such SNDA(s), this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances (collectively, "LIENHOLDERS"), or the lessors under such ground lease or underlying leases require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases in accordance with the TCCs of this ARTICLE 18. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

     19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Lease by
Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after the due date, provided, however, Landlord shall be required to give written notice to Tenant of such failure once in any twelve month period, after which Tenant shall be in

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default without the requirement of notice if Tenant fails to make such payments on or before the due date; or

               19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently and continuously proceeds to rectify and cure such default within ninety (90) days after such written notice; or

               19.1.3 (a) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (b) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); (c), the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days or the date of any sooner sale of any of such assets; or (e) Tenant shall become subject to any proceeding in bankruptcy or insolvency.

     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

     19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever, except as expressly set forth below:

               19.2.1 Terminate this Lease upon ten days written notice to Tenant (provided that Tenant has not cured the Event of Default(s) during said ten day period), in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, use any lawful means to expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                         (i)    The worth at the time of award of the unpaid
                              rent which had been earned at the time of such termination; plus

                         (ii)   The worth at the time of award of the amount by
                              which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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

                         (iii)  The worth at the time of award of the
                              amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (iv)   In the event of a material monetary default
                              by Tenant (defined as a monetary default in excess of one month's Base Rent, beyond applicable notice and cure periods, if any), the "Rent Abatement Component" calculated based on the "Effective Rent Abatement", as set forth below. The amount of the Effective Rent Abatement on the Premises (or Portions thereof) for periods prior to June 1, 2006 shall be equal to the amount of rent that would have been payable under the Lease assuming that Base Rent was due and payable on the entire Building commencing on January 1, 2004 continuing through May 31, 2006, at the applicable per RSF rate(s) set forth in SECTION 4.1 of the Summary, minus Base Rent that was actually paid for such periods, plus interest on such abated sums at then current money market rates (accrued monthly on the dates Base Rent would have become due and payable). The total amount of such Effective Rent Abatement, plus interest at ten percent (10%) per annum, shall be amortized over the period commencing on January 1, 2006 through June 30, 2018, and the unamortized amount shall be included as one of the components of damages (said unamortized amount is referred to as the "Rent Abatement Component"). If Landlord seeks damages pursuant to either subsections (ii) or (iii) above, the damages pursuant to Subsection (iii) above shall be reduced by the Rent Abatement Component; plus

                         (v)    At Landlord's election, such other amounts
                              in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "RENT" as used in this SECTION 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the TCCs of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in ARTICLE 25 of this Lease through the date of any judgment against Tenant, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.l (iii) above, the "worth at the time of award" shall be computed by discounting future liabilities after the date of any judgment against Tenant at the discount rate of the Federal Reserve Bank of New York.

               19.2.2 Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, and in the event of a material monetary default by Tenant (defined as a monetary default in excess of one month's

                                       51
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Base Rent, beyond applicable notice and cure periods), the right to recover the
Rent Abatement Component, as defined in SECTION 19.2.1, above. No action by Landlord shall be deemed a termination of this Lease except written notice by Landlord delivered to Tenant expressly declaring a termination of this Lease. If Landlord maintains Tenant's right to possession, Landlord may thereafter elect to terminate this Lease.

               19.2.3 Terminate this Lease upon ten days written notice to Tenant and, in addition to any recoveries Landlord may seek under SECTION 19.2.1, bring an action to reenter and regain possession of the Premises in the manner provided by the laws of the Commonwealth of Massachusetts then in effect.

               19.2.4 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the Commonwealth of Massachusetts.

               19.2.5 Each party shall have at all times the rights and remedies (which, subject to any limitations on remedies expressly set forth in this Lease, shall be cumulative with each other and cumulative and in addition to those rights and remedies available under SECTIONS 19.2.1 through 19.2.4, above (with respect to Landlord's rights) AND SECTIONS 6.4.1 THROUGH 6.4.3 (with respect to Tenant's rights), or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof; provided, however, that each party shall use commercially reasonable efforts to mitigate damages.

     19.3 SUBLEASES OF TENANT. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord has terminated this Lease and elected to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4      FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of three
(3) events of default by Tenant in the payment of Base Rent or Additional Rent in excess of $50,000.00 in any twelve (12) consecutive month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     19.5 NO RELIEF FROM FORFEITURE AFTER DEFAULT. Tenant waives all rights of redemption or relief from forfeiture under any present or future laws or statutes, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any default by Tenant under this Lease.

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

     19.6 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

     19.7 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default under the TCCs of this Lease or in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to cure such default and/or to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's alleged default or failure to perform; provided, however, if the nature of Landlord's default or obligation is such that more than thirty (30) days are required for its cure or performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant shall provide a copy of any notice of default given to Landlord to Landlord's mortgagee (provided that Tenant has been provided with the name and address of such mortgagee) and Landlord's mortgagee shall have the right to cure any such default on behalf of the Landlord within thirty days after the receipt of such notice, provided, however, if the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance, then Landlord shall not be in default under this Lease if Landlord's mortgagee shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord (following such notice and opportunity to cure) under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity, provided, however, except as expressly provided in SECTIONS 6.4, 11.3, 13.1 and 19.8. Tenant shall have no right to offset or withhold the payment of Rent or to terminate this Lease as the result of Landlord's default. Nothing in this SECTION 19.7 shall extend or delay Tenant's rights of termination or abatement under SECTIONS 6.4, 11.3 and/or 13.1 of this Lease.

     19.8 SELF-HELP. If either party shall, within a period of thirty (30) days (or such additional reasonable period of time if the nature of the failure is such that it cannot reasonably be cured within such thirty-(30)-day period) after the giving of written notice to it by the other party (or such shorter notice as shall be reasonably appropriate in an emergency), fail to perform any covenant on its part to be performed as in this Lease contained, the other party may perform the same for the account of the defaulting party. The defaulting party shall, within thirty (30) days of written demand, reimburse the non-defaulting party for the reasonable costs and expenses incurred by the non-defaulting party pursuant to this Section 19.8. Amounts due from Tenant shall be deemed to be Additional Rent under this Lease, and Tenant's failure to reimburse Landlord for amounts due in accordance with this Section 19.8 shall have the same effect as if Tenant failed timely to pay Base Rent or Additional Rent. If Landlord fails timely to pay any amounts due to Tenant pursuant to this
SECTION 19.8, Tenant shall have the right to offset such amounts against the next installment(s) of Base Rent and Additional Rent due under this Lease, provided however, such offset shall not exceed, in any month, an amount equal to ten percent (10%) of the monthly Base Rent payment.

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

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that subject to Tenant's performance of its obligations under this Lease Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by, through, or under Landlord, or claiming superior title to Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

     21.1 SECURITY DEPOSIT. Upon execution and delivery of this Lease, Tenant shall provide a security deposit in the amount set forth in the Summary (the "Security Deposit"), to be held by Landlord without liability for interest (unless required by State laws) as security for the performance of Tenant's obligations hereunder. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, after the expiration of applicable notice and cure periods, if any, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses all or a portion of the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied cash portion of the Security Deposit to Tenant within forty five (45) days after the later to occur of: (1) the date Tenant surrenders possession of the Premises in accordance with this Lease; or (2) the Lease Expiration Date. Unless required by State law, Landlord shall not be required to keep the Security Deposit separate from its other accounts.

     21.2 LETTER OF CREDIT. The Security Deposit shall be in the form of an irrevocable standby letter of credit (the "Security LC") in favor of Landlord (or at Landlord's request, in favor of Landlord and/or its mortgagee, provided that its mortgagee is Wells Fargo Bank, National Association or another institutional lender) as beneficiary. Upon Landlord's determination that an Event of Default by Tenant has occurred under the Lease, in addition to all other rights and remedies provided to Landlord under the Lease, the beneficiary of the Security LC shall have the right to draw from the letter of credit and apply the proceeds, or any part thereof, to amounts owing under the Lease; but Tenant's liability under the Lease shall thereby be discharged but only to the extent that such draws cover the amount in default and Tenant shall remain liable for any amounts that such draws shall be insufficient to pay, and for replacing or increasing the Security LC as set forth in SECTION 21.5 below. Landlord is not required to exhaust any or all rights and remedies available at law or equity against Tenant before resorting to the letter of credit. In the event the letter of credit shall not be utilized for any purposes herein permitted, then such letter of credit shall be returned by Landlord to Tenant within forty-five (45) days after the expiration of the Term of this Lease. The following terms and conditions shall govern the letter of credit:

               (i) The letter of credit shall be in favor of Landlord, or, at Landlord's election, Landlord and/or the Landlord's mortgagee (provided that its mortgagee is Wells Fargo Bank, National Association or another institutional lender), shall be issued by a commercial bank reasonably acceptable to Landlord and having a Standard & Poors rating of "A" or better (and Tenant shall provide evidence annually that the issuer continues to meet this standard, and if it does not, Tenant shall replace the letter or credit within twenty (20) days after Landlord's request with a letter of credit meeting all the requirements of this SECTION 21.2, and Tenant's failure to do so shall be deemed to be an event of default entitling the beneficiary of the letter of credit to draw thereon and to hold the proceeds as a security deposit in accordance with this ARTICLE 21), shall comply with all of the terms and conditions of this Lease and shall otherwise be in form reasonably acceptable to Landlord. The initial letter of credit shall have an expiration date not earlier than the later of: one year after its date of issuance or March 1, 2005. Landlord hereby consents to Tenant's use of JP Morgan Chase, at Tenant's election, for the issuance of its initial letter of credit.

               (ii) The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than forty-five (45) days after the then current Lease Expiration Date without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

               (iii) Landlord, or the beneficiary of the letter of credit, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has determined that an event of default has occurred under this Lease, or that Landlord is entitled to draw on the letter of credit pursuant to subsection (vi) below. Funds may be drawn down on the letter of credit upon presentation to the issuing bank of beneficiary's (or Landlord's then managing agent's) certificate stating as follows:

                         "The undersigned is entitled to draw on this letter of
               credit pursuant to Article 21 of that certain Lease dated ________________, 200__ between Marlborough Campus Limited Partnership, Landlord, and Cytyc Corporation, Tenant, as amended from time to time"

               (iv) Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

               (v) The beneficiary under the Security LC shall have the right, subject to Applicable Laws to transfer the letter of credit to Landlord or Landlord's mortgagee (provided that its mortgagee is Wells Fargo Bank, National Association or another institutional lender), without cost to Landlord or its mortgagee. In the event of a transfer of Landlord's interest in the Premises, Landlord shall have the right, subject to Applicable Laws, to transfer the letter of credit to the transferee without cost to Landlord or its transferee, and, provided that the transferee assumes Landlord's obligations under the Lease with respect to the letter of credit, thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord.

               (vi) Without limiting the generality of the foregoing, if the letter of credit expires earlier than forty-five days after the Lease Expiration Date, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to the date which is forty-five days after the Lease Expiration Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if
(i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit complying with all of the terms and conditions of this ARTICLE 21 ("Substitute Letter of Credit"), is not timely received, the beneficiary may present such letter of credit to the issuing bank, and the entire sum so obtained shall be paid to the beneficiary, to be held as a security deposit in accordance with the provisions of this ARTICLE 21 until either Tenant tenders to Landlord a Substitute Letter of Credit in exchange for such proceeds (in which event Landlord shall exchange such proceeds for the Substitute Letter of Credit) or until Tenant would otherwise be entitled to the return of the letter of credit, subject to Landlord's right to apply such sums as permitted under this Lease.

     21.3 REDUCTION IN SECURITY DEPOSIT. Provided that, as of the effective date for reduction of the Security Deposit, as set forth below: (i) there is then no Default Condition (as defined in SECTION 2.2, above), and (ii) Tenant meets the Financial Test (as defined in ARTICLE 14, above), the Security Deposit will be reduced (and Landlord will accept a substitute letter of credit or an amended letter of credit in the following amounts) on the dates indicated: on February 1, 2005, the Security Deposit shall be reduced to $3,200,000.00; and on August 1, 2006 the Security Deposit shall be reduced to $500,000.00, which shall be held for the balance of the term of the Lease. In no event shall the Security Deposit total less than $500,000.00. If Tenant fails to satisfy either of the conditions to the reduction of the Security Deposit as of the stated date, but if, prior to the next scheduled reduction date, Tenant satisfies both conditions, the scheduled reduction will take place as of the date that Tenant satisfies both conditions. If Tenant fails to meet the Financial Test as of July 1, 2006, and if Tenant subsequently meets the test, then, provided that there is no Default Condition (i) as of the date that Tenant subsequently meets the Financial Test, and (ii) on the date the reduction in the Security Deposit is to take place, the reduction in the Security Deposit will take place on the date that Tenant establishes that it has met the test for the prior six month period. At least thirty days prior to each reduction date (or, if later, at least thirty days prior to the submission of a substitute letter of credit or an amendment to the letter of credit reducing the amount of the security deposit), Tenant shall provide a certified statement to Landlord stating that the conditions to the step down have been met, setting forth the Tenant's then current net worth, Current Ratio, Total Debt to Equity Ratio and Interest Coverage, and requesting that Landlord send a letter authorizing reduction of the letter of credit amount (the "Reduction Authorization Letter") to Tenant, any other beneficiary of the Letter of Credit, and the issuer of the Letter of Credit. Within ten business days after receipt of such request, provided that the conditions for the step down have been met, Landlord shall

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

provide the Reduction Authorization Letter to Tenant and the issuer of the Letter of Credit, stating,

     "In accordance with Section 21.3 of the Lease between Marlborough Campus Limited Partnership as Landlord and CYTYC Corporation as Tenant dated ______, 2003 (as it may have been amended form time to time), Landlord agrees and acknowledges that the conditions for the reduction of the Letter of Credit have been met and an amendment may be issued to the Letter of Credit reducing the amount of the Letter of Credit to $____________ (the reduced amount of the Security Deposit) effective ____________ and/or a substitute letter of credit may be substituted for the existing Letter of Credit in the amount of $___________ (the reduced amount of the Security Deposit) effective ____________".

If , as of any date that Tenant believes that it is entitled to a reduction in the Security Deposit, Tenant presents a substitute letter of credit in exchange for a letter of credit which Landlord is holding or an amended letter of credit, in either case, in the appropriate amount, then Landlord shall be deemed to have agreed that Tenant is entitled to such reduction in the Security Deposit (i.e. and Landlord will be deemed to have waived all conditions to such reduction) unless, within thirty (30) days after Landlord's receipt of such substitute or amended letter of credit, Landlord gives written notice to Tenant setting forth with specificity the manner in which Tenant has failed to satisfy the conditions to such reduction in the Security Deposit. Tenant represents that its net worth as of the Effective Date is approximately $300,000,000.

     21.4 REPLENISHMENT OF SECURITY DEPOSIT. Notwithstanding anything to the contrary contained herein, within five (5) business days after receipt of notice that Landlord has drawn on the Security LC, Tenant shall cause the Security LC to be replaced with a substitute letter of credit, meeting the requirements of this Article 21 and in an amount equal to the full Security Deposit required as of that date, or shall cause the existing Security LC to be replenished so that the amount available to be drawn under the Security LC is equal to the full Security Deposit required as of that date, after giving effect, if applicable, to the provisions of SECTION 21.3 above.

                                   ARTICLE 22

                              INTENTIONALLY OMITTED

                                   ARTICLE 23

                                      SIGNS

Subject to Landlord's approval, which shall not be unreasonably withheld, Tenant will have the right to use its standard graphics for a sign on the east facade of the exterior of Building 3, to have its name included in the list of tenants on the directory sign near the main entrance to the Project, and to install a monument sign with its name and graphics near the main entrance to Building 3, subject to Tenant's obtaining any necessary permits from the City of Marlborough at its sole cost and expense. Tenant shall have unrestricted signage rights within the Premises, subject to the obligation to restore, and provided that such signs are not visible from the exterior of the Premises.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, decrees, codes (including without limitation building, zoning and accessibility codes), common law, judgments, orders, rulings, awards or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including without limitation, the Americans with Disabilities Act of 1990, as amended, and any "Environmental Laws" as that term is defined in SECTION 29.31 of this Lease (collectively, "APPLICABLE LAWS"). Tenant shall promptly provide to Landlord a copy of any written notice received by Tenant of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Building. At its sole cost and expense, Tenant shall promptly comply in all material respects with all such governmental measures to the extent that such governmental measures relate to Tenant's particular (i.e. other than general business office) use of the Premises or the Building or any Alterations made by Tenant located in the Building. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a commonwealth, state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant's particular use of the Premises or the Building or any Alterations made by Tenant located in or on the Building; provided that Landlord shall comply in all material respects with any standards or regulations which relate to the Base Building or the Building Systems, unless such compliance obligations are triggered by the Alterations made by Tenant to the Building, in which event such compliance obligations shall be at Tenant's sole cost and expense; provided further, and notwithstanding the foregoing, that Tenant shall not be required to make any repair to, modification of, or addition to the Base Building or the Building Systems except and to the extent required because of Tenant's particular (i.e. other than general business office) use of the Premises or the Building. The judgment of any court of competent jurisdiction or the admission by either party hereto in any judicial action, regardless of whether this other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws (as defined in Article 24) relating to the Project, Base Building and Building Systems, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises. Tenant shall reimburse Landlord for all costs or expenses incurred by Landlord under this ARTICLE 24 to the extent the same would be permitted by, and amortized to the extent that would be required by, the TCCs of SECTION 4.2.4 of this Lease if Tenant's Share of the Building were 100%. If Landlord is required by Applicable Laws to implement fire protection and/or prevention practices (such as, and including participation in fire drills) in the Building, Tenant shall cause all Tenant Parties to observe such practices.

                                   ARTICLE 25

                                  LATE CHARGES

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days following the due date for Base Rent (provided, however, Landlord shall be required to give written notice to Tenant of such failure once in any twelve month period, after which the late charge shall apply without notice), or within five (5) business days following written notice that such amount was not paid when due for Additional Rent and other sums which may become due under this Lease, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount; provided however, that Landlord hereby agrees to waive the first such late charge in any 12 month period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days following the due date for Base Rent, or within five (5) business days following written notice that such amount was not paid when due for Additional Rent and other sums which may become due under this Lease shall bear interest from the date when due until paid at an annual interest rate equal to the Prime Rate (as stated under the column "Money Rates" in THE WALL STREET JOURNAL) plus four percent (4%); provided, however, in no event shall such annual interest rate exceed the highest annual interest rate permitted by Applicable Law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under SECTION 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of receipts therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 26.1; and (ii) each party shall pay the other party sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease to the extent that the same are the responsibility of such party. All of such sums payable by Tenant shall be deemed Additional Rent and the right to require it shall be in addition to all of

Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Each party's obligations under this SECTION 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

     Landlord reserves the right during normal business hours, upon no less than 24 hours prior notice to Tenant (except in the case of an emergency), and in compliance with Tenant's reasonable security measures, to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, tenants, or prospective tenants;
(iii) post notices of nonresponsibility; or (iv) improve, maintain or repair the Premises or the Building, or for structural alterations, repairs, maintenance or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this ARTICLE 27, Landlord may enter the Premises and/or the Building at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein and in accordance with
Section 19.2; and (C) during normal business hours, upon forty-eight (48) hours prior notice, perform any covenants of Tenant which Tenant fails to perform after an Event of Default by Tenant based upon such covenant. Landlord may make any such entries without the abatement of Rent (except as expressly set forth in SECTION 6.4) and may take such reasonable steps as required to accomplish the stated purposes. In connection with any entry into the Premises, Landlord agrees to make reasonable efforts to minimize interference with Tenant's operations in the Premises caused by such entry and to minimize the duration of any such interference. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except with respect to damage to Tenant's personal property or the amount of any physical injury, but only, subject to SECTION 10.5, to the extent such damage is caused by the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors. For each of the above purposes, Landlord shall at all times have a key or card key with which to unlock all the doors in the Premises and the Building, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant (the "SECURITY AREAS"). Notwithstanding anything set forth in this ARTICLE 27 to the contrary, Landlord shall have no access or inspection rights as to the Security Areas, except in the event of an emergency where such entry is reasonably required. In an emergency, Landlord and its agents, employees and contractors shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, provided Landlord has reasonably attempted, but to no avail, to obtain Tenant's immediate cooperation in connection therewith. Any entry into the and/or the Building by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING

     Tenant shall be entitled to utilize, without additional charge, and on a non-exclusive basis, commencing on the Lease Commencement Date, the amount of unreserved and unassigned parking spaces set forth in SECTION 9 of the Summary. Tenant covenants that it shall cooperate with Landlord to ensure that Tenant's agents, servants, employees, officers, partners, representatives, visitors and contractors (collectively, "TENANT'S PARKERS") do not exceed the parking allocation to Tenant set forth in SECTION 9 of the Summary and comply with reasonable non-discriminatory rules and regulations which are prescribed from time to time by Landlord for the orderly operation and use of the parking areas where the parking spaces are located, including Tenant's cooperation in seeing that Tenant's Parkers also comply with such rules and regulations.

Landlord specifically reserves the right to make reasonable changes to the size, configuration, design, layout and all other aspects of the Project parking areas and improvements at any time upon thirty (30) days' prior written notice to Tenant and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to portions of the Project parking areas for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that Landlord will undertake reasonable efforts to minimize the number of parking spaces affected by and the duration of any such temporary restrictions on use of the parking areas, and Landlord's exercise of the foregoing right shall not materially, adversely interfere with either Tenant's use of, occupancy of, or access to the Premises or the Common Areas. In no event shall the number of parking spaces at the Project be permanently reduced below the greater of: 1,423 or any minimum parking ratio required under Applicable Laws.

Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of parking area control attributed hereby to the Landlord. The parking spaces available to Tenant pursuant to this ARTICLE 28 are provided to Tenant solely for use by the Tenant Parkers and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant, except on a pro-rata basis in connection with an assignment or subletting of the Premises permitted or approved in accordance with the TCCs of ARTICLE 14. Tenant shall not utilize any of the Project parking areas for the overnight storage of vehicles owned by Tenant or its employees, agents or contractors.

Notwithstanding anything to the contrary in this Lease contained, unless Landlord and Tenant otherwise agree: (i) Tenant shall not be responsible for the cost of constructing additional parking unless Tenant elects to utilize such parking, and (ii) if a parking structure is built within the area shown as "PREFERRED PARKING AREA" on EXHIBIT B, Tenant shall have non-exclusive use of at least the number of parking spaces that are displaced by the construction of said parking structure, within said parking structure, or in another location as close to Building 3 as the lost parking, without additional charge.

Eleven (11) parking spaces within the area at the front of Building 3 shown as the "RESTRICTED PARKING AREA" on EXHIBIT B, shall be designated as reserved for visitor and handicapped for Tenant (and shall be included in the number of spaces referred to in SECTION 9 of the Summary). Landlord reserves the right to reconfigure the Restricted Parking Area to increase the number of parking spaces in the Restricted Parking Area in conformance with the plan attached hereto as EXHIBIT M.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

     29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors and/or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 14 of this Lease.

     29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.4 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that, on the condition that the successor to Landlord's interest assumes Landlord's obligations under the Lease arising after the date of transfer, in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued on or prior to the date of the transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder for events occurring after the date of transfer and to attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Landlord acknowledges that to the extent any Landlord obligation or liability under this Lease is accrued prior to the date of such transfer or assignment which is not assumed by the transferee or assignee, the same shall remain an obligation of Landlord.

     29.5 PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, without Landlord's written consent thereto.

     29.6 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.7 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.8 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     29.9 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     29.10 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.11 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations (except as specifically set forth in this Lease), including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.12 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project (which interest shall include sale, insurance and taking proceeds, the future rents, income and profits from the Project, and Landlord's insurance coverages). Neither Landlord, nor any of the Landlord Parties shall have any personal liability relating to the Premises, the Project, the Building or this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this
SECTION 29.12 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of

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Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), or member (if Landlord is a limited liability company) have any liability for the performance of Landlord's obligations under this Lease.

     29.13 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease and the exhibits attached hereto constitute the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCCs of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.14 RIGHT TO LEASE. Subject to SECTION 5.2 hereof: (i) Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project, and (ii) Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

     29.15 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God (including inclement weather), inability to obtain utilities (subject to the provisions of SECTION 6.3), labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party (other than and excluding the obligation to pay Rent and Additional Rent), that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, except as set forth in Article 11, such extension shall not exceed sixty (60) consecutive days. The provisions of this SECTION 29.15 shall not extend or delay Tenant's rights under SECTIONS 6.4 or under SECTION 11.3, except to the extent expressly provided in SECTION 11.3.

     29.16 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail or recognized overnight courier, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth below, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery

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is made or attempted to be made as required under that agreement. As of the
Effective Date, any Notices to Landlord and Tenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                         LANDLORD:
                         770 Township Line Road
                         Suite 150
                         Yardley, PA 19067
                         Attn: Loretta M. Kelly, General Counsel

                         with copies to:

                         Berwind Property Group, Ltd.
                         1500 Market Street
                         3000 Centre Square West
                         Philadelphia, PA 19102
                         Attention:  John L. Brogan

                         TENANT:
                         CYTYC Corporation
                         85 Swanson Road
                         Boxborough, MA 01719
                         Attn: General Counsel

                         With a copy to:
                         CYTYC Corporation
                         85 Swanson Road
                         Boxborough, MA 01719
                         Attn: CFO and Controller


                         MORTGAGEE:

                         Wells Fargo Bank, National Association
                         c/o Real Estate Group
                         Two Logan Square
                         100-120 N. 18th Street
                         Suite 1750 (17th Floor)
                         Philadelphia, PA 19103
                         Attn: Manager, Loan Administration

     29.17 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     29.18 AUTHORITY. Each individual executing this Lease hereby represents and warrants that Landlord or Tenant, as applicable, is a duly formed and existing entity qualified to do

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business in the Commonwealth of Massachusetts and has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord or Tenant is authorized to do so.

     29.19 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises or the Building, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment or disposed of through settlement or otherwise.

     29.20 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Except as otherwise provided herein, all disputes arising hereunder, and all legal actions and proceedings related thereto, shall be solely and exclusively initiated and maintained in the court with the appropriate jurisdiction located in the Commonwealth of Massachusetts. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAW. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

     29.21 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.22 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in SECTION 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a commission or brokerage fee to the Brokers pursuant to separate written agreements between Landlord and each Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

     29.23 INDEPENDENT COVENANTS. As a material inducement for Landlord and Tenant to enter into this Lease, both Landlord and Tenant acknowledge and agree that, subject to Tenant's rights under SECTIONS 6.4 and 19.8, this Lease shall be construed as though the covenants herein

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between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any currently existing or hereinafter enacted statute or case law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as otherwise expressly set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord or to terminate this Lease as a result of Landlord's failure to perform or refraining from performing any covenant or obligation of Landlord hereunder.

     29.24 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Landlord shall have the right to prohibit the use of the name of the Project or any other publicity by Tenant that in Landlord's reasonable opinion impairs the reputation of the Project or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     29.25 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Signatures may be made by facsimile provided the original is promptly delivered to the other party by overnight courier.

     29.26 CONFIDENTIALITY. Each party hereby acknowledges that the contents of this Lease and any related documents are confidential information. Each party shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than such party's partners, administrators, consultants, financial, legal, and space planning consultants, a prospective transferee, partner, or financing source, and except as required by Applicable Law or in connection with a dispute or litigation hereunder or as required by subpoena or as required by order of governmental authority. Landlord agrees that, except in case of emergencies threatening injuries to persons or damage to property, Tenant may require any Landlord Party to execute a reasonable confidentiality statement prior to its entry into Tenant's Premises to protect against the disclosure of Tenant's proprietary information.

     29.27 CONSENT NOT TO BE UNREASONABLY WITHHELD. Wherever in this Lease it is provided that the consent or approval of either party is not to be unreasonably withheld, such consent shall be unreasonably withheld, conditioned, or delayed.

     29.28     BUILDING RENOVATIONS. Except as expressly set forth in Section
1.2 of this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and Tenant acknowledges that, except as expressly set forth in
SECTION 5.5, no representations or warranties respecting the condition of the Premises or the Building have been made by Landlord to Tenant. However, Tenant hereby acknowledges that, subject, however, to the provisions of this Section 1.4, Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project (excluding the Premises), the parking areas, the Common Areas of

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the Project, and systems and equipment, roof, and structural portions of the same. Subject to SECTION 6.4, Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Subject to SECTION 6.4, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or the Building or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions provided the performance of such Renovations does not materially adversely interfere with Tenant's use or occupancy of the Premises, the Building, the Project or the Common Areas for the Permitted Use. Nothing in this SECTION 29.28 (but subject to ARTICLE 10) shall relieve Landlord for any liability which it may have based upon injuries to persons or damage to property caused by the negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors.

     29.29 NO VIOLATION. Landlord and Tenant hereby warrant and represent that neither its execution of nor performance under this Lease shall cause either party to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each party shall protect, defend, indemnify and hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

     29.30     COMMUNICATIONS AND COMPUTER LINES.

     Landlord may have provided certain data, voice, and telecommunications infrastructure to the boundary of the Building, which Tenant accepts on an "as-is" basis, and Tenant shall be responsible for expansion and maintenance of such infrastructure within the Premises and the Building. Tenant shall have the use of any existing communications or computer wires and cables (collectively, the "Lines") located within the Premises and, subject to the provisions of
ARTICLE 8 (including, without limitation, Landlord's conditioning its approval upon the restoration of any portion of the Project disturbed by such installation) shall have the right at its sole cost and expense to install its own wires, cables, conduits, auxiliary equipment and other related equipment and facilities from the public street into the Project, the Building and the Premises. LANDLORD SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE EXISTING CABLE TRAY SYSTEM, THE LINES AND ANY OTHER COMMUNICATIONS AND COMPUTER LINES AND FIBER NETWORKING IN THE BUILDING, AND TENANT ACCEPTS SAME IN THEIR "AS-IS" CONDITION.

     29.31 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" in or on the Premises and/or the Project:

               29.31.1 Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority (including, without limitation, the Fire Department of the City of Marlborough, and the Local Emergency

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Planning Committee, if any) having jurisdiction concerning environmental, health and safety matters (collectively, "ENVIRONMENTAL LAWS"), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in SUBSECTION 29.31.3, below), whether within or outside the Premises or Building, within the Project. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from: (i) environmental conditions which existed within the Premises or the Project prior to the date Tenant took possession of Space A, or (ii) any acts or omissions of anyone other than Tenant, Tenant's successors and/or assigns, any subtenant or licensee of the Premises, and their respective agents, employees, contractors and invitees (individually, a "TENANT PARTY", and collectively (including Tenant) "TENANT PARTIES").

               29.31.2 Tenant shall not cause or consent to any Hazardous Material being brought upon, handled, kept, stored or used in or about the Building or otherwise in the Project by Tenant, its agents, employees, or contractors or invitees, unless the same are used, stored, handled and disposed of in compliance with all applicable Environmental Laws and with good scientific and medical practice, and provided further that all such materials shall be removed from the Premises, Building and the Project prior to the expiration or earlier termination of this Lease in accordance with all applicable laws at the sole cost and expense of Tenant. Landlord hereby acknowledges that, as of the commencement of the Term, Tenant intends to use the materials ("Permitted Hazardous Materials") listed on EXHIBIT H in accordance with all Applicable Laws. Tenant shall give Landlord written notice of its handling, storage, or use of any Hazardous Substance in or about the Premises and the Building with respect to which it is required to give written notice or a report to any governmental agency or authority, or obtain or maintain a license to handle, within thirty (30) days after the date it is required to give such notice or report to said governmental agency or authority. Upon Landlord's written request, but not more often than monthly, Tenant shall provide Landlord with an updated list of all Hazardous Materials brought upon, handled, kept, stored or used in or about the Premises and/or the Building. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Project until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

               29.31.3 As used herein, the term "Hazardous Material" means any flammable substances, explosives, and radioactive materials, and any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called "biohazard" materials. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as

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"hazardous substance" or "oil" under Chapter 21E of the General Laws of
Massachusetts, or (v) a so-called "biohazard" or medical waste, or is contaminated with blood or other bodily fluids; and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv).

               29.31.4 Any increase in the premium for necessary insurance on the Premises or the Building or the Project which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Landlord hereby acknowledges and agrees that Permitted Hazardous Materials, as defined in Section 29.31.2, will not currently cause any increase in premium chargeable to Tenant, so long as the same are used, stored, handled and disposed of in compliance with all applicable Environmental Laws and with good scientific and medical practice. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

               29.31.5 Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively "Losses") which Landlord may reasonably incur arising out of contamination of real estate, the Project or other property not a part of the Premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises or the Building or the Project, the presence of which is caused by or consented to by Tenant, or (ii) from a breach by Tenant of its obligations under this SECTION
29.31. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building based upon the circumstances identified in the first sentence of this SUBSECTION 29.31.5. The indemnification and hold harmless obligations of Tenant under this SUBSECTION 29.31.5 shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Project caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Building to a condition which complies with all Environmental Laws; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Premises and/or the Building, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. Notwithstanding anything to the contrary in the Lease contained, Tenant shall not be responsible for: (i) any Hazardous Materials which existed in the Building as of May 28, 2003 with respect to the third floor of the Building, or which existed elsewhere (through no fault of Tenant or any Tenant Party) in the Building or the Project as of the Effective Date, or (ii) any Hazardous Materials introduced to the Project by anyone other than Tenant or a Tenant Party, as defined in Section 29.31.1 above.

               29.31.6 Landlord hereby represents to Tenant that, to the Landlord's knowledge, based solely on the environmental assessment report listed on EXHIBIT G (the "Environmental

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Report"), there are no Hazardous Materials located in the Premises, the Building or elsewhere in the Project, except as set forth in the Environmental Report. Landlord hereby covenants and agrees to indemnify, defend and hold Tenant harmless from any and all Losses which Tenant may reasonably incur during the Term of this Lease arising out of contamination of real estate, the Project or other property not a part of the Building, which contamination arises as a result of the breach by Landlord of its representations and agreements set forth in this Section 29.31. If any Hazardous Materials are discovered on the Property during the Term of this Lease which were not introduced by Tenant or any other Tenant Parties, and the presence of such Hazardous Materials materially adversely affects Tenant's use and occupancy of the Premises, then Landlord shall remediate or remove, or take steps to require the responsible parties to remediate or remove, such Hazardous Materials, without charge to Tenant, when, if, and in the manner required by applicable Environmental Laws.

               29.31.7 Notwithstanding anything to the contrary in this Lease, if Tenant fails to cure any breach or default of this SECTION 29.31 within ten
(10) days after written notice from Landlord, such failure shall constitute a default under this Lease, provided, however, if the nature of the default is such that more than ten (10) days are required for its cure or performance, then Tenant shall not be in default under this Lease if it shall commence such performance within such ten (10) day period and thereafter diligently and continuously pursues the same to completion within sixty (60) days, or if earlier, prior to the expiration or earlier termination of this Lease.

               29.31.8 Tenant shall, after Tenant, and anyone claiming by, through or under Tenant, vacate the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord: (i) if Tenant has used the Premises or the Building in such a way that the following is required by Applicable Law, cause the Premises and the Building, as applicable, to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation; (ii) if Tenant has used the Premises or the Building in such a way that the following is required by Applicable Law, provide a written report by a licensed industrial hygienist or equivalent to confirm that the Premises and the Building contain no contaminants per the National Institute of Health (or its successor organization) rules and regulations on bio-safety as administered by the Department of Health; and (iii) if Tenant is required by Applicable Law to maintain a chemical or hazardous waste removal manifest, provide a copy of its most current waste removal manifest and a certification from an officer of Tenant that no chemicals remain in the Building.

               29.31.9 Landlord shall have the right from time to time, but not more often than once per year unless Landlord has a reasonable basis to believe that an audit is required, to conduct (or retain one or more consultants to conduct) environmental audits of the Premises and/or the Building to ensure and verify Tenant's compliance with this SECTION 29.31, upon five (5) business days advance written notice to Tenant. Tenant agrees to cooperate with the person or entity conducting said audit and to supply all information reasonably requested in connection therewith. Tenant shall pay the cost of such audit if such audit discloses that Tenant has materially violated any of the provisions of this SECTION 29.31; otherwise, the cost of said audit shall be paid for by Landlord.

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               29.31.10  Tenant shall dispose of all Hazardous Materials and other hazardous or medical wastes or substances used, stored or generated by Tenant or in connection with Tenant's use of the Premises and/or the Building, in accordance with all Applicable Laws at Tenant's sole cost and expense. Tenant shall give Landlord written notice annually (and from time to time, if changed) of the name, address and telephone number of the contractor that will be responsible for removal of all Hazardous Materials disposed of by Tenant from the Premises and/or the Building and/or the Project.

               29.31.11 Tenant shall provide Landlord with a copy of its Chemical Hygiene Plan (as set forth in OSHA 1910.1450) annually, or more often as and when it is amended.

     29.32     DEVELOPMENT OF THE PROJECT.

               29.32.1 SUBDIVISION, ADDITIONAL IMPROVEMENTS. Subject to the requirements of ARTICLE 28, Landlord reserves the right to further subdivide all or a portion of the Project and to add to, remove, or otherwise change the parking areas and Common Areas, including, without limitation, the construction of additional buildings within the Project; provided however, that no such changes shall materially adversely affect Tenant's use of, or access to the Premises, and no structure other than a "connector" which is not more than one story in height, linking one or more buildings or structures, shall be constructed in the "LOW BUILD AREA" as shown on EXHIBIT B. Any such changes to the Preferred Parking Area shall be subject to the provisions set forth in
ARTICLE 28, above. In the event of any such change, an equitable adjustment to the Tenant's Share, if appropriate, shall be made.

               29.32.2 OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided however that no such agreement shall materially adversely affect Tenant's use of, or access to, the Premises or the Common Areas, nor shall any such agreement materially adversely affect Tenant's rights under this Lease.

               29.32.3 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Subject to
SECTION 6.4, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, provided such construction by Landlord does not interfere with Tenant's use or occupancy of the Premises, the Project or the Common Areas for the Permitted Use.

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     29.33     NO CONSEQUENTIAL DAMAGES. Notwithstanding any provision
of this Lease to the contrary, except as specifically set forth in ARTICLE 16 of this lease, under no circumstances shall either party hereto be liable to the other party for any consequential, incidental or special damages.

     29.34 COMPLIANCE WITH TIF AGREEMENT. Landlord and Tenant acknowledge that there is a Tax Increment Financing Agreement by and between the City of Marlborough and BNP Leasing Corporation dated January 31, 1997, as amended by an Agreement by and between the City of Marlborough and 3Com Corporation dated February 25, 2002, and as further amended by an Agreement by and between the City of Marlborough and Landlord dated as of September 12, 2003 concerning the Property (the "TIF Agreement"). Tenant agrees to provide Landlord, within ten
(10) business days of written request from Landlord made on an annual basis with a statement substantially in the form attached hereto as EXHIBIT F for the prior fiscal year ending June 30, and a statement setting forth the total number of jobs located at the Premises for the same period, and such other information as may reasonably be requested by Landlord (provided that Tenant shall not be required to incur any third party costs to obtain such information) to facilitate Landlord's compliance with any requirements of the TIF Agreement. Landlord shall not amend the TIF Agreement or enter into any other agreement with the City of Marlborough affecting the payment of Tax Expenses or other payments in lieu of Tax Expenses, which would be adverse to Tenant, without obtaining Tenant's prior written consent.

     29.35 TENANT'S FINANCIAL CONDITION. Within ten (10) business days after written request from Landlord, but not more than once in any twelve month period, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. Landlord agrees that, so long as Tenant is a publicly owned company listed on a nationally recognized United States stock exchange, the publicly released financial statements shall satisfy the requirements of this Section 29.35. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

     29.36 EXHIBITS. The exhibits listed in the Table of Contents and attached hereto, are hereby incorporated in, and made a part of, this Lease by reference.

                                   ARTICLE 30

                                   USE OF ROOF

     30.1 USE OF ROOF. Notwithstanding anything to the contrary contained in this Lease, Tenant shall only have the right to use the roof of the Building for the purposes permitted pursuant to this Article 30 and subject to the restrictions set forth in this Article 30. Subject to (a) Landlord's reasonable approval (including, without limitation, approval as to size and location), (b) Tenant's obtaining all governmental approvals, and (c) the provisions and conditions of this Article 30 and of Article 8, above, Tenant shall have the right to install satellite or antenna devices for the sole use of Tenant, and its permitted subtenants and assignees (in accordance with Article 14), HVAC units, generators, skylights and similar equipment, and other

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installations or alterations approved by Landlord, which approval shall not be unreasonably withheld (collectively, "Rooftop Installations") on the roof of the Building, at Tenant's sole cost and expense, subject to local laws and ordinance. Notwithstanding anything to the contrary contained in this Lease, under no circumstances shall Tenant be permitted to place a cell tower, billboard or other signage on the roof of the Building without Landlord's written consent, which consent may be withheld in the sole and absolute discretion of Landlord. Tenant agrees and hereby covenants to Landlord as follows:

               30.1.1 The Rooftop Installations shall not project more than ten feet above the roof surface of the Building, unless otherwise approved by Landlord which approval shall not be unreasonably withheld, and, if any Rooftop Installation is visible from the ground level within a reasonable vicinity of the Building, Landlord shall have the right to require reasonable shielding or screening;

               30.1.2 Installation, service, repair, maintenance and removal of the Rooftop Installations shall be performed by a reputable contractor that has been approved by Landlord in writing, which approval shall not be unreasonably withheld. Tenant shall have access to the roof of the Building for the purposes of such installation, service, repair, maintenance and removal, only upon at least twenty-four hours advance notice to Landlord and Landlord's property manager and/or when accompanied by Landlord's agent or property manager, except in case of an emergency Tenant shall give Landlord oral notice as soon as reasonably possible;

               30.1.3 The provisions of Section 5.3 shall specifically apply to the Rooftop Installations;

               30.1.4 Tenant shall be solely liable for the installation, maintenance, repair and removal of the Rooftop Installations, and shall, at Landlord's request, or as required pursuant to SECTION 8.5 above, remove the Rooftop Installations and repair any damage caused by such removal prior to the expiration or earlier termination of the Lease. The installation of the Rooftop Installations and operation, maintenance and removal of the Rooftop Installations shall be performed (i) in a good and workmanlike manner, so that they would not create a hazard to life or property; (ii) in compliance with all applicable federal, state and local laws, regulations and ordinances, (iii) with due care and regard for safety and in a manner that will not cause injury or death to persons or damage to property; (iv) so that no lien or other encumbrance shall be placed on any portion of the Project, and (v) in a way that will not limit or void any warranty on the roof nor cause nor permit leaking of the roof, nor impair the structural integrity of any building in the Project. Any roof penetrations shall be subject to the provisions of SECTION 8.6, above. In the event that the installation, maintenance, repair and/or removal of the Rooftop Installations causes any roof leaks, notwithstanding anything to the contrary contained in this Lease, Tenant shall be solely liable for the repair of such leaks, and for all damage resulting therefrom.

               30.1.5 Subject to the provisions of ARTICLE 8 above, Tenant shall provide such additional structural support as may be reasonably required for such Rooftop Installations, at Tenant's sole cost and expense, provided however, that no support columns may be added without Landlord's express written consent (which shall not be unreasonably withheld provided that there is no outstanding uncured material monetary Event of Default (as defined in Section

19.2.1 (iv)), and any work required to reinforce the floors or to increase loading capacity shall not interfere with or diminish the usability of other space in the Building, nor reduce the rentable square footage of the Building, unless Tenant agrees to restore such usability or rentable square footage, as the case may be, on or before the expiration or prior termination of the Term.

               30.1.6 Landlord agrees that it will not utilize the roof of the Building for the location of any equipment that is not intended to service the Building. Notwithstanding anything to the contrary contained in this Lease, under no circumstances shall either Landlord or Tenant place a sign on the roof of the Building, without the express written consent of the other party, which consent may be withheld in the sole discretion of the responding party.

                                   ARTICLE 31

                 RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE

     31.1 (a) Provided that there are no Default Conditions (as defined in SECTION 2.2, above) as of the date the offer is made, the date the offer is accepted, and as of the date of commencement of the term of the lease with respect to such space, Tenant shall have the following rights of first offer to lease additional space in the Project (such rights to be exercised as more fully set forth in subsection 31.1(b) below):

          (i) Subject to the rights of 3Com Corporation and its successors and/or assigns under its lease (as such lease may be extended, renewed, amended or modified) (collectively, "3Com") now existing or hereafter granted by Landlord (and/or its successors and/or assigns), during the Term of this Lease Tenant shall have a right of first offer to lease with respect to two floors of space in Building 2 (as shown on EXHIBIT B attached hereto). The two floors shall be the first two floors to become available after 3Com vacates Building 2 or any portion thereof, unless all four floors are expected to become available at the same time, in which case, the right shall apply only to the top two floors of Building 2 (the "INITIAL OFFER SPACE"). Tenant's right of first offer with respect to the Initial Offer Space shall be continuing, but if Tenant does not accept the Initial Offer Space when first offered by Landlord, Tenant's right of first offer with respect to the Initial Offer Space shall thereafter be subject to:

(A) the rights granted by Landlord and/or its successors and/or assigns to any current or future tenant of at least one half of a floor of the Initial Offer Space on the balance of the Initial Offer Space (or any portion thereof);

(B) the rights granted by Landlord and/or its successors and/or assigns to any current or future tenant of at least one-quarter of a floor of the Initial Offer Space on the balance of that floor (or any portion thereof); and

(C) the rights granted by Landlord and/or its successors and/or assigns to any current or future tenant of a full floor of space within Building 2 on the Initial Offer Space (or any portion thereof);

          (ii) Subject to the rights of 3Com under its lease (as such lease may be extended, renewed, amended or modified) and subject to the rights of any other tenants or occupants or future occupants of the Project, (now existing, or hereafter granted by Landlord and/or its successors and/or assigns), Tenant shall have a continuing right of first offer, during the term of the Lease, with respect to the balance of Building 2 (other than the Initial Offer Space); and

          (iii) In the event that Landlord constructs or is constructing a new building (the "NEW BUILDING") within the area shown on EXHIBIT B as "POTENTIAL BUILDING AREA", then, subject to the rights granted by Landlord and/or its successors and/or assigns to any tenant or future tenant that is expected to occupy at least: the lesser of 50,000 square feet or one-half of rentable square footage in the New Building, Tenant shall have a one time right of first offer to lease the remaining space, if any, in the New Building. In no event shall this subsection (iii) be deemed to require Landlord to construct a New Building for the benefit of Tenant.

          (b) Landlord shall give Tenant written notice ("Landlord's Notice") of the right of first offer to lease, stating the date on which the applicable space (the "Expansion Space") is expected to become available and the terms under which Landlord is willing to lease such Expansion Space to Tenant (including the initial fixed rent and term). Tenant shall have a period of ten
(10) business days after the date of Landlord's Notice to Tenant to respond by accepting or rejecting such offer and if Tenant does not respond within the stated period, Tenant will be deemed to have rejected such offer. If Tenant gives written notice accepting a right of first offer to lease within said ten
(10) business day period, provided that Tenant also gives Landlord a written certification from its chief financial officer that Tenant is not the subject of any bankruptcy or insolvency proceedings, and that Tenant is not insolvent, then Landlord shall be deemed to have agreed that Tenant is entitled to accept such right of first offer to lease (i.e. Landlord will be deemed to have waived all conditions to such acceptance which are applicable to the date of acceptance, other than the execution of a lease in form and substance reasonably acceptable to Landlord and Tenant) unless, within ten (10) business days after Landlord's receipt of such notice, Landlord gives written notice to Tenant setting forth with specificity the manner in which Tenant has failed to satisfy the conditions to such acceptance. Following Tenant's acceptance of a right of first offer to lease, the parties agree to negotiate in good faith for a period not to exceed ten days to enter into a lease in form and substance reasonably satisfactory to the parties, and if the parties do not enter into a lease within said time period, Tenant will be deemed to have rejected the right of first offer to lease with respect to the Expansion Space offered and Landlord may offer such Expansion Space to any party upon terms that Landlord deems appropriate free of this right of first offer to lease (but, with respect to Building 2 only, subject to complying with the provisions of this SECTION 31.1, if applicable, if the space thereafter again becomes available for lease).

If the offer to Tenant is for more than one floor of space Tenant shall have the right to take less space so long as the space constitutes either a full floor or full floors, or constitute existing separately demised space or spaces (so that no Tenant improvement work will be required to demise such space). With respect to the Initial Offer Space only, if Landlord has not leased such space within one year, Landlord must again offer such space to Tenant, and Tenant must respond to such re-offer within a period of ten days.

Notwithstanding anything to the contrary contained in this Agreement, upon execution of any lease between Landlord and Tenant (or their respective successors and/or assigns) for space in

Building 2 and/or any New Building, the provisions of this Article 31 shall be and become null and void with respect to such space.

     31.2 ESTOPPEL CERTIFICATE. Within ten (10) business days after Landlord's written request, Tenant shall execute an estoppel certificate in recordable form confirming the provisions of this ARTICLE 31, the dates of any offers to Tenant, whether or not Tenant accepted or rejected such offer, and such other matters as may be reasonably requested by Landlord to determine Tenant's rights, if any, under this ARTICLE 31.

     31.3 LIMITATION ON ASSIGNMENT. The provisions of this ARTICLE 31 and Tenant's rights and obligations hereunder may not be assigned by Tenant separate from an assignment of all of Tenant's right, title and interest in this Lease (which assignment is further subject to the provisions of ARTICLE 14).

     31.4 PURCHASE OF BUILDING 2 BY 3COM. Notwithstanding anything to the contrary contained in this Article 31, in the event that 3Com purchases Building 2, the provisions of SECTIONS 31.1(i) AND 31.1(ii) above shall thereupon be and become null and void, and Tenant shall have no right of first offer to lease any space in Building 2.

                                   ARTICLE 32

                           TERMINATION OF PRIOR LEASE

     Landlord and Tenant entered into a Lease Agreement dated as of May 29, 2003 (the "Prior Lease"). The Prior Lease is hereby terminated effective as of midnight on the Effective Date.

                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                       "LANDLORD":

                                       MARLBOROUGH CAMPUS LIMITED
                                       PARTNERSHIP, a Massachusetts limited
                                       partnership

                                       By:  Bergen of Marlborough, Inc., general
                                       partner

                                               By:
                                                   ----------------------------
                                               Its:
                                                   ----------------------------

                                       "TENANT":

                                       CYTYC CORPORATION, a Delaware
                                       corporation

Attest:
                                       By:
                                            -----------------------------------
By:                                         Name:
     ------------------------
     Name:                                  Title:

     Title:                            (Corporate Seal)

                        (ACKNOWLEDGMENT FOR CORPORATION)

COMMONWEALTH OF MASSACHUSETTS
                                                           SS.:
COUNTY OF
          __________________

     BE IT REMEMBERED, that on this _____ day of ______, 2003, before me, the subscriber, a Notary Public of the Commonwealth of Massachusetts personally appeared _____________________________, who, being by me duly sworn on his oath, does depose and make proof to my satisfaction that he is the ______________ Secretary of CYTYC Corporation, the Tenant named in the foregoing Lease; that _______________________ is ____President of said corporation; that the execution of the foregoing Lease was duly authorized; and the seal affixed to said instrument is the corporate seal and was thereto affixed and said instrument signed and delivered by said __________________ President, as and for his voluntary act and deed and as for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness.

Subscribed and sworn to
before me at ___________,
on the date aforesaid.

                                                      --------------------------
                                                      Secretary


---------------------------
Notary Public


(Notarial Seal)

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                [TO BE ATTACHED]

                                IDENTIFY SPACE A

                                    EXHIBIT B


                      PLAN SHOWING BUILDINGS 1, 2, 3 AND 4

                                [TO BE ATTACHED]
 SHOW PREFERRED PARKING AREA, RESTRICTED PARKING AREA, POTENTIAL BUILDING AREA
                               AND LOW BUILD AREA

                                    EXHIBIT C

                                 INVENTORY LIST

                                    EXHIBIT D

                              RULES AND REGULATIONS

The following rules and regulations (collectively, the "Rules") shall apply, where applicable, to the Premises, the Building, the parking lot, the Project and the appurtenances thereto. Whenever Landlord's judgment, approval or consent is required under any Rules, Landlord agrees that it will act reasonably.

As used herein "Common Areas" shall have the meaning set forth in Section 1.4 of the Lease.

A.   GENERAL

1. Sidewalks, areas outside of doorways, exterior vestibules and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees, contractors or other representatives to loiter in Common Areas, or in any other areas outside the Building.

2. Any Tenant or vendor sponsored activity or event in Common Area must be approved and scheduled through Landlord's representative, which approval shall not be unreasonably withheld.

3. Alcoholic beverages (without Landlord's prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas.

4.   No firearms or other weapons are permitted in the Common Areas.

5.   No fighting or "horseplay" will be tolerated at any time in the Common
     Areas.

6. Fire protection and prevention practices implemented by Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.

7. Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

8. Subject to the provisions of Article 23 of the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by Landlord.

9. Tenant shall not exceed the acceptable floor loading (based on design load of 100 pounds per square foot of live load) and weight distribution requirements for the Building.

10. No animals, except seeing-eye dogs, shall be brought into or kept in, on or about the Common Areas.

11. Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations adjacent to entrances to the Building designated by Tenant and/or designated by Landlord in other portions of the Project. Tenant will instruct and notify its visitors and employees of such policy.

12. There shall not be used in any Common Area, either by any Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

13. Tenant shall provide Landlord in writing the names and contact information of two (2) representatives authorized by the Tenant to request Landlord services, either billable or non billable and to act as a liaison for matters related to the Premises.

B.   ACCESS & SECURITY


1. Bicycles and other vehicles are not permitted on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

2. Canvassing, soliciting, and peddling in or about the Project (other than in the Premises) is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall use its best efforts to prevent the same by Tenant's invitees.

3. Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenant and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from Landlord.

4. Tenant acknowledges that Project security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.

C.   SHIPPING/RECEIVING

1. No deliveries (other than courier service) to the Premises may be made via other buildings within the Project unless otherwise directed or permitted by Landlord.

2. Dock areas exterior to the Building shall not be used for storage or staging by Tenant.

3. In no case shall any truck or trailer be permitted to remain in a loading dock area for more than forty-eight hours.

D.   FOOD SERVICE

1. No open flame cooking or competing food service or vending machines will be permitted in the Premises.

2. Tenant shall not remove food service property from the cafe including trays, dishes, glasses, cups, utensils. Disposal utensils are provided.

E.   RULES FOR USE OF PROJECT ACCESS CARDS

Each of Tenant's employees and on-site contractors shall be issued an access card. The access card serves as a "key" that allows access to card reader controlled doors.

The access card will ONLY act as a key on doors leading to the Premises (so long as the access card system serving the Premises is part of the common system for the Project) and Common Areas. Care should be used to prevent excessive bending or abuse that may cause damage to the card.

1.   Do not allow others to use your card.

2.   Report a lost, stolen, or damaged card immediately.

3. If a door is equipped with a card reader - use the reader to access. Do not "prop" doors open to bypass the system.

4. A "Tailgater" is an individual without an access card who follows an employee in or out of a door after that employee has used their card to access a door. Tailgating is not allowed.

5. If Landlord provides Tenant with any access cards or badges, a fee of $20.00 will be charged for each badge or access card issued.

6. In all cases, Tenant agrees to promptly notify Landlord when access badges are to be deactivated in cases such as termination, non-use, lost badge, etc.

                                    EXHIBIT E

                              ESTOPPEL CERTIFICATE

Date [Name of Landlord]
     [Name and Address of Purchaser] and/or
     [Name and Address of Mortgagee]

It is our understanding that [_________is purchasing from_______
________________________________ ("Landlord"), [and/or _____________ is
providing financing in connection with the acquisition or refinancing of the] property located at _________________, Marlborough, Massachusetts (the "Property") and in connection therewith have required this certification by the undersigned.

Reference is made to a Lease dated ________________, between Landlord and the undersigned as Tenant (the "Lease") for certain premises (the "Premises") located at the Property. The undersigned, as Tenant, hereby certifies that:

1. The term of the Lease commenced on __________, 20__ and ends on __________, 20__ (the "Expiration Date"). Tenant has no right to renew or extend the term of the Lease, except as set forth in Section 2.2 of the Lease.

2. The undersigned has accepted and presently occupies the premises described in the Lease as Tenant.

3. The Base Rent under the Lease is currently $__________________ per month, and has been paid through __________________, 20__. Tenant currently is billed by the Landlord $______ per month as its estimated Share of Operating Expenses, and $_______ per month as its estimated Share of Tax Expenses.

4. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, Tenant is not in default thereunder, and, to the Tenant's knowledge, Landlord is not in default thereunder, and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Tenant or Landlord, except as follows: _________

5. The Lease, including all Exhibits attached thereto, represents the entire agreement between Landlord and the undersigned.

6. To the best of Tenant's knowledge, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord.

7. The undersigned Tenant is in occupancy of the premises described in the Lease and is actually conducting its business therein, which business is the use permitted under the Lease. Tenant has not sublet nor assigned its interest in the Lease except as follows: _______

8. No rent has been paid more than one month in advance of its due date under the Lease.

9. Landlord holds a security deposit of $________, in the form of a letter of credit.

10. Tenant has no option or right of first refusal to purchase all or any portion of the Property. Tenant has no option(s) to expand, nor any option to terminate the Lease prior to the Expiration Date except as expressly set forth in the Lease, and except as follows: ___________.

11. All construction, alterations or improvements required to be performed by Landlord have been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given, except _________, and except abatements which might accrue to Tenant's benefit pursuant to Tenant's rights under Sections 6.4, 11.1, 13.1 or 19.8 of the Lease which are based upon conditions which have not yet occurred.

12. To Tenant's knowledge (but without waiving any rights to refunds which might arise in connection with audits permitted to be performed by Tenant pursuant to the Lease), no refunds or other credits are due to Tenant for Direct Expenses (as defined in the Lease) paid to Landlord as additional rent for any calendar years ending on or before December 31, 200__.

13. No actions have been filed by or are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

14. No work has been performed by or at the request of Tenant for which a mechanic's or materialmen's lien may be filed against the Premises, except
     __________.

15. The signatory below is authorized to execute this Estoppel Certificate on behalf of Tenant.

     Executed as an instrument under seal on __________, 20__.


                                     Very truly yours,

                                     -----------------------------------
                                     Tenant

                                   EXHIBIT E-1
                           LESSEE ESTOPPEL CERTIFICATE

WELLS FARGO BANK, NATIONAL
ASSOCIATION, ("Lender")
c/o Real Estate Group
Two Logan Square
100-120 N. 18th Street
Suite 1750 (17th Floor)
Philadelphia, PA 19103
Attn: Manager, Loan Administration

RE: Lease dated ___________, 2003 (the "Lease") by and between Marlborough Campus Limited Partnership, a Massachusetts limited partnership, as lessor ("Lessor") and CYTYC Corporation, as lessee ("Lessee") with respect to certain premises (the "Leased Premises") located at The Campus at Marlborough, Marlborough, Massachusetts (the "Property")

Ladies/Gentlemen:

The undersigned hereby acknowledges that Lessor has encumbered the Property with a mortgage or deed of trust in favor of Lender. The undersigned further acknowledges the right of Lessor, Lender and any and all of Lessor's present and future lenders to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that any loan secured by any such deed of trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

Given the foregoing, the undersigned Lessee hereby certifies and represents unto Lender, its successors and assigns, with respect to the above described Lease, a true and correct copy of which is attached as EXHIBIT A hereto, as follows:

1. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Lessee, all conditions required under the Lease have been met, and Lessee has accepted and taken possession of and presently occupies the Leased Premises, consisting of approximately 29,832 square feet.

2. The Lease is for a total term of fifteen years commencing on January 1, 2004 and ending December 31, 2018, and has not been modified, altered or amended in any respect and contains the entire agreement between Lessor and Lessee.

3. As of the Commencement Date, the annual minimum rent under the Lease is $417,648, in accordance with the terms and provisions of the Lease.

4. No rent has been paid by Lessee in advance under the Lease except for $_____________, which amount represents rent for the first month of the term of the Lease, and Lessee has no charge or claim of offset under said Lease or otherwise, against rents or other amounts due or to become due thereunder. No "discounts", "free rent" or "discounted rent" have been agreed to or are in effect, except as set forth in the Lease.

5. A security deposit of $___________ has been made and is currently being held by Lessor. Such security deposit is in the form of a letter of credit, and a copy thereof is attached hereto as EXHIBIT B.

6. Lessee has no claim against Lessor for any deposit or prepaid rent except as provided in Paragraphs 4 and 5 above.

7. To the knowledge of the undersigned, except as hereinafter set forth: (i) the Lessor has satisfied all commitments, arrangements or understandings made to induce Lessee to enter into the Lease, (ii) the Lessor is not in any respect in default in the performance of the terms and provisions of the Lease, nor (iii) is there now any fact or condition which, with notice or lapse of time or both, would become such a default, except as follows: ______________.

8. Lessee is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default) and has not assigned, transferred or hypothecated its interest under the Lease, except as follows:
___________________________________.

9. Lessee does not have any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building or premises of which the Leased Premises are a part. Except as expressly provided in the Lease or in any amendment or supplement to the Lease, Lessee: (i) does not have any right to renew or extend the term of the Lease; and (ii) does not have right, title, or interest with respect to the Leased Premises other than as lessee under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever with respect to the Lease or the Leased Premises except as expressly provided in the Lease or in any amendment or supplement to the Lease set forth in Paragraph 2 above, copies of which are attached hereto.

10. The Lease is in full force and effect and, to the knowledge of the undersigned, Lessee has no defenses, setoffs, or counterclaims against Lessor arising out of the Lease or in any way relating thereto or arising out of any other transactions between Lessee and Lessor, except as follows:
__________________.

11. The current address to which all notices to Lessee as required under the Lease should be sent is: 85 Swanson Road, Boxborough, Massachusetts 01719, Attn:
General Counsel and to the Attn: CFO and Controller.


                                       "Tenant":
                                       CYTYC CORPORATION, a Delaware corporation
Attest:
                                       By:
                                           ---
By:                                        Name:
   ------------------------

     Name:                                Title:
     Title:                          (Corporate Seal)

                                    EXHIBIT F
                              ANNUAL REPORTING FORM
                            THE CAMPUS AT MARLBOROUGH
                      (TENANT: __________________________)

1.   CONTACT INFORMATION (please type or print):
          Business Name:
          Address:
          City/State/Zip:
          Contact Person:
          Telephone:
          Fax:
          Date Project was certified by the EACC: January 31, 1997

2.   NEW HIRES AT PROJECT LOCATION (ONLY PERMANENT FULL-TIME JOBS):
          FY 20___ Hires (7/1/20___ through 6/30/20__): ________
          Number of FY 20___ Hires That Reside in the Economic Target Area of Ashland*Framingham*Hudson*Marlborough*Northborough :_______
          Total Hires (_____________ through 6/30/20__): _________
          Number of Total Hires That Reside in the Economic Target Area: ______ Average Wage of Employees Hired Since Date of EACC Certification:
          _________

3. TOTAL PERMANENT FULL-TIME JOBS LOCATED AT THE PROJECT AS OF JUNE 30, 20____: ________

4.   AUTHORIZATION:

          I , (print name and title) __________________________________________
          hereby certify that the information within this Annual Reporting Form is true and accurate.


                                     ------------------------------------------
                                     (Signature)                       (Date)

          PLEASE RETURN COMPLETED FORM TO LANDLORD, WITHIN 10 BUSINESS
                      DAYS OF WRITTEN REQUEST FROM LANDLORD

                                    EXHIBIT G
                        ENVIRONMENTAL ASSESSMENT REPORTS

          Phase I Environmental Site Assessment prepared by Haley & Aldrich dated October 28, 2002.

                                    EXHIBIT H
                          PERMITTED HAZARDOUS MATERIALS

PreservCyt Solution
CytoLyt Solution
Fisher Brand Versa-Clean
Reagent Alcohol
Xylenes, Mixed ACS Reagent
CellFyx Solution

                                    EXHIBIT I
                             LANDLORD'S REPAIR WORK

The following work has been completed:

     Replace broken exterior window pane at the rear of the connector;

     Repair chiller pipe leak on 3rd floor ceiling, and replace pipe insulation;

     Clean hydraulic fluid in the vicinity of the trash compactor;

     Install walk blocks on all windows on southeast facade of Building 3 in which walk blacks were not installed or are missing and re-insert glazing where windows are "walking out" because of missing walk blocks.

The following work shall be completed on or before December 31, 2003, subject to force majeure:

     Secure loose gypsum board soffit over the north loading docks, and caulk the steel lintel.

The following work shall be completed on or before June 30, 2004, subject to force majeure:

     Re-cap alucabond base above the granite near the Building 3 entrance, where it is beginning to rust;

     Clean vertical rust streaks from alucabond siding on the front of the connector to Building 3;

     Repair open caulking joints at the first floor on the 4th and 6th window frames north of the south loading docks;

     Repair hole in the masonry below the 8th window north of the south loading dock;

     Replace partial missing brick below the window at the northwest corridor on the west elevation; and

     Repair damaged roof membrane beneath the chillers.

                                    EXHIBIT J

                                LEGAL DESCRIPTION

                                    EXHIBIT K

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                                  (WELLS FARGO)

                                    EXHIBIT L

                      LANDLORD'S CONSTRUCTION REQUIREMENTS

Any work to be performed by Tenant shall be performed in compliance with requirements of applicable legal statutes, and governmental agencies having jurisdiction, and in compliance with the provisions of the Lease and the specifications herein provided.

     1. Any change in the Building including any new construction work, modification of existing improvements, or the installation of trade fixtures, shall be completed in such a manner so that the Premises and the Building shall have the appearance of, and be, an office facility similar to Comparable Buildings of at least the same quality as exists on the date of the Lease from Landlord to Tenant, suitable for use only for the purposes permitted by the Lease.

     2. The design, construction and proposed finishes which are visible from the exterior of the Premises shall conform to and be architecturally harmonious with the Project.

     3. Construction shall comply with applicable statutes, ordinances, regulations, laws and codes of the governing authorities and/or agencies. Tenant shall be performed in a good and workmanlike manner.

     4. The Tenant must submit to Landlord an engineer signed and sealed shop drawing of any changes that Tenant will have installed to the HVAC ductwork system, mechanical system, electrical system, and/or plumbing system. The Landlord must approve all shop drawings before the Tenant begins fabrication and installation.

     5. All required building and other permits and fees will be obtained and paid for by Tenant or Tenant's contractor and posted as required within the Premises.

     6.   Intentionally omitted.

     7. All unloading of construction materials and equipment shall be accomplished within Tenant's loading areas, and Tenant shall protect the Project from damage from the transporting of such materials and equipment. All materials and equipment must be stored within the Building.

     8. Tenant shall be responsible to insure that Tenant's contractor(s) comply with the requirements herein contained and to direct any contractor which fails to comply to cease work, and to remove himself, his equipment and his employees from the Project. Tenant's contractors performing any work for which Landlord's approval is required pursuant to the provisions of the Lease must be approved by Landlord prior to commencing any work in the Project.

     9. Work which affects structural components, the roof, or the general utility systems for the Building or the Project shall be performed by contractor(s) approved by Landlord.

     10. For projects costing in excess of $100,000.00, or in the event that any lien is filed against the Project, Tenant shall provide the Landlord with a complete, certified list of all subcontractors that Tenant has utilized or will be utilizing in connection with such work (name, addresses, telephone numbers, and license numbers). Upon Landlord's request, such list will be updated monthly to reflect any changes.

     11. Fire Protection System: Any sprinkler relocation within the Building must be completed by a contractor approved by Landlord.

     12. At Landlord's election, during the progress of any work that requires Landlord's approval, and upon completion of all such work, an inspection verifying compliance with Tenant's approved drawings may be made by the Landlord, subject to the following conditions: (a) Landlord gives Tenant reasonable advance notice, and (b) Landlord conforms to Tenant's reasonable safety and confidentiality requirements. At Landlord's request, Tenant's Architect will confirm to Landlord, in writing, conformance of completed work to plans and specifications provided to Landlord, subject to such commercially reasonable qualifications as Tenant's Architect may require.

     13. No approval by the Landlord is valid unless in writing, signed by the Landlord or its authorized representative.

     14. Tenant's contractor shall carry such types of insurance in such amounts as designated below and all policies including, without limitation, those hereinafter specified shall name Landlord, Landlord's property manager, and their successors and/or assigns as the additional insured. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without 30 days' written notice to the Landlord. Tenant's contractor shall deliver the necessary insurance certificates to Landlord prior to commencing work. All insurance shall be maintained with responsible companies, licensed to do business in Massachusetts and satisfactory to Landlord. The deductibles for such policies shall not exceed $25,000.00.

     15. Tenant's contractor's and subcontractor's required minimum coverages and limits of liability:

          15.1. Workman's Compensation (statutory limits), Employer's Liability Insurance with limits of not less than $500,000.00 and as required by state law and any insurance required by any Employee Benefit Act or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from and all liability under the aforementioned act.

          15.2. Commercial General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $2,000,000.00 per occurrence and $2,000,000.00 in the aggregate and be on an occurrence form. The required limits can be met with follow form umbrella and/or excess policies. Such insurance shall provide for explosion and collapse coverage and shall name Landlord and Landlord's property manager and their successors and/or assigns as additional insured, against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others caused by accident and arising from its operations are performed by the general contractor, subcontractors, or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

          15.3. Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, and non-owned, with bodily injury and property damage limits of $2,000,000.00. Such insurance shall name Landlord, Landlord's property manager, and their successors and/or assigns as additional insured and protect same against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operations under the contract and whether such operations are performed by the general contractor, subcontractors, and any of their subcontractors, or by anyone directly or indirectly employed by any one of them. Tenant must forward insurance certificates to the Landlord prior to commencing work.

     16. Protective Liability Insurance. Tenant or Tenant's Contractor shall provide an Owner's /Contractor's Protective Liability insurance policy naming Landlord, Landlord's property manager, and their successors and/or assigns as an insured and protect same against any and all liability to third parties for damage because of bodily injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in or about the Building, and any other liability for damages which Tenant's contractor and/or subcontractor are required to insure under any provisions herein. Said insurance shall provide minimum limits of $2,000,000.00. Tenant must forward insurance certificates to the Landlord prior to commencing work.

     17. Any roof penetrations for Tenant's Rooftop Installations (as defined in the Lease), setting/installation of Tenant's Rooftop Installations or structural support therefor will be done by a contractor acceptable to Tenant and Landlord. Any required supports for any such Rooftop Installation will be designed at the Tenant's expense and plans and specifications must be submitted to the Landlord for approval prior to commencement of any such work.

     18. Any and all roof penetrations (plumbing vents, bathroom exhaust, etc.) must be accomplished by a contractor approved by Tenant and Landlord, at the Tenant's expense, so that the Landlord may sustain the roof guarantee.

     19.  All O.S.H.A. safety requirements must be complied with.

     20.  Working Drawings and Specifications:

          All prints, drawing information and other material to be furnished by Tenant as called for hereinafter shall be addressed to Landlord, Attn: John L. Brogan.

          20.1. Prior to making any improvements, alterations, or changes in the Building which require Landlord's approval pursuant to the terms of the Lease, Tenant shall submit to Landlord, for Landlord's approval, in accordance with the requirements of this Exhibit, Working Drawings, Specifications and/or the design/build specifications, and, if available, design sketches, showing the design, character and finishing of the Premises and/or the Building (collectively, "Working Documents"). Tenant shall provide Landlord with copies of all Working

Documents for any improvements, alteration, or changes in the Building (excluding Working Documents concerning moveable furniture) within three days after Tenant receives same.

          a. Plans shall include all drawings prepared by or for Tenant; Tenant shall provide Landlord with such drawings in Auto CAD format.
          b. The Plans shall be prepared in compliance with applicable construction codes and fire codes, and shall show (i) the proper dimensioning of Premises and all work to be installed; (ii) the location and size of all required roof opening and penetrations by dimensions from nearest column lines; and (iii) sprinkler layout drawings noting any new or relocated sprinkler heads.
          c.   The title block of drawings must list the following information:
          The Landlord's name, the Project name and address.

          20.2. Landlord shall notify Tenant of any reasonable objections to such plans and specifications within ten (10) days after receipt of such plans. Tenant shall obtain from the appropriate governmental agency approval of all working drawings and specifications and all necessary permits required to commence and complete Tenant's Work, including without limitation, approval from the local Fire Marshall if required by law. Landlord's approval of such working drawings and specifications shall be evidenced by Landlord's initials on one set thereof, which set shall be returned to Tenant.

          20.3. Promptly upon completion of work with respect to the Premises and the Building, Tenant shall forward to Landlord one (1) complete set of reproducible transparencies of sprinkler layout and sign drawings, only if and to the extent that such layout is modified.

          20.4. Utility and Service Charges: Any charge for an upgrade in utility service due to Tenant's interior requirements shall be paid in full by the Tenant.

     21. The Tenant is responsible for requesting all trade inspections required, obtaining all permits and approvals, using skilled craftsmen and having necessary insurance certificates as may be required for obtaining a final certificate of occupancy, all in conformance with the referenced lease between Tenant and Landlord.

     22. Tenant shall obtain, and shall provide the Landlord with copies of, all appropriate lien waivers from its general contractors with respect to all work completed to date at the time of each payment to such contractors.

     23. All trash and other debris related to construction by or for Tenant shall be removed form the project at the sole cost and expense of Tenant. Trash receptacles and/or dumpsters provided by Landlord shall not be utilized for disposing of construction trash and debris.

     24. Whenever Landlord consent, approval, or judgment is required under the requirements set forth in this Exhibit L, the same shall not be unreasonably withheld, delayed or conditioned.

                                    EXHIBIT M

        PLAN SHOWING ALTERNATE CONFIGURATION FOR RESTRICTED PARKING
                                      AREA

                                TABLE OF CONTENTS

MARLBOROUGH OFFICE LEASE.....................................................................................1

ARTICLE 1   PREMISES, BUILDING, PROJECT, AND COMMON AREAS....................................................5
     1.1    The Premises.....................................................................................5
     1.2    Premises "As-Is"; Tenant Improvements............................................................5
     1.3    The Building and The Project                                                                     7
     1.4    Common Areas.....................................................................................7
     1.5    Furniture.......................................................................................10
     1.6    Card Key Access.................................................................................10

ARTICLE 2   LEASE TERM......................................................................................11
     2.1    Lease Term......................................................................................11
     2.2    Option to Extend................................................................................11

ARTICLE 3   BASE RENT.......................................................................................12
     3.1    Base Rent.......................................................................................12
     3.2    Base Rent During Option Term....................................................................12

ARTICLE 4   ADDITIONAL RENT.................................................................................13
     4.1    General Terms...................................................................................13
     4.2    Definitions of Key Terms Relating to Additional Rent............................................13
     4.3    Allocation of Direct Expenses...................................................................19
     4.4    Calculation and Payment of Additional Rent......................................................19
     4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible................................21
     4.6    Intentionally omitted...........................................................................21
     4.7    Tenant's Water Cost and Electricity Cost........................................................21
     4.8    Tenant's Right to Contract Directly for Certain Direct Expenses                                 22
     4.9    Tenant's Additional Air Conditioning Cost                                                       23

ARTICLE 5   USE OF PREMISES.................................................................................24
     5.1    Permitted Use...................................................................................24
     5.2    Prohibited Uses.................................................................................24
     5.3    Electronic Equipment............................................................................25
     5.4    CC&Rs...........................................................................................25
     5.5    Condition of Premises...........................................................................25
     5.6    Demising Plan...................................................................................26
     5.7    Rules and Regulations...........................................................................26

ARTICLE 6   SERVICES AND UTILITIES..........................................................................27
     6.1    Standard Tenant Services........................................................................27
     6.2    Requirements of Tenant..........................................................................28
     6.3    Interruption of Use.............................................................................28
     6.4    Tenant's Rights in the Event of Untenantability Caused by Landlord Fault                        29

ARTICLE 7   REPAIRS.........................................................................................30

     7.1    Landlord's Obligations..........................................................................30
     7.2    Tenant's Obligations............................................................................30

ARTICLE 8   ADDITIONS AND ALTERATIONS.......................................................................31
     8.1    Landlord's Consent to Alterations...............................................................31
     8.2    Manner of Construction..........................................................................32
     8.3    Payment for Improvements........................................................................33
     8.4    Construction Insurance..........................................................................33
     8.5    Landlord's Property.............................................................................33
     8.6    Roof                                                                                            34

ARTICLE 9   COVENANT AGAINST LIENS..........................................................................34

ARTICLE 10  INSURANCE.......................................................................................34
     10.1   Indemnification and Waiver......................................................................34
     10.2   Tenant's Compliance With Landlord's Fire and Casualty Insurance.................................35
     10.3   Tenant's Insurance..............................................................................35
     10.4   Form of Policies................................................................................36
     10.5   Subrogation.....................................................................................37
     10.6   Landlord's Insurance............................................................................37

ARTICLE 11  DAMAGE AND DESTRUCTION..........................................................................38
     11.1   Repair of Damage by Landlord....................................................................38
     11.2   Landlord's Option to Repair.....................................................................39
     11.3   Time for Repair.................................................................................40
     11.4   Waiver of Statutory Provisions..................................................................41

ARTICLE 12  NON-WAIVER......................................................................................42

ARTICLE 13  CONDEMNATION....................................................................................42
     13.1   Condemnation....................................................................................42
     13.2   Tenant's Right to Award.........................................................................43

ARTICLE 14  ASSIGNMENT AND SUBLETTING.......................................................................43
     14.1   Transfers.......................................................................................43
     14.2   Landlord's Consent..............................................................................44
     14.3   Transfer Premium................................................................................45
     14.4   Effect of Transfer..............................................................................45
     14.5   Payment of Rent to Landlord.....................................................................45
     14.6   Permitted Transfers.............................................................................46
     14.7   Occurrence of Default...........................................................................46
     14.7   Non-Transfers...................................................................................46

ARTICLE 15  SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES..................................47
     15.1   Surrender of Premises...........................................................................47
     15.2   Removal of Tenant Property by Tenant............................................................47

ARTICLE 16  HOLDING OVER....................................................................................48

ARTICLE 17  ESTOPPEL CERTIFICATES...........................................................................48

ARTICLE 18  SUBORDINATION...................................................................................49

ARTICLE 19  DEFAULTS: REMEDIES..............................................................................49
     19.1   Events of Default...............................................................................49
     19.2   Remedies Upon Default...........................................................................50
     19.3   Subleases of Tenant.............................................................................52
     19.4   Form of Payment After Default...................................................................52
     19.5   No Relief From Forfeiture After Default.........................................................52
     19.6   Efforts to Relet................................................................................53
     19.7   Landlord Default................................................................................53
     19.8   Self-Help                                                                                       53

ARTICLE 20  COVENANT OF QUIET ENJOYMENT.....................................................................54

ARTICLE 21  SECURITY DEPOSIT................................................................................54
     21.1   Security Deposit                                                                                54
     21.2   Letter of Credit                                                                                54
     21.3   Reduction in Security Deposit                                                                   56
     21.4   Replenishment of Security Deposit                                                               57

ARTICLE 22  INTENTIONALLY OMITTED...........................................................................57

ARTICLE 23  SIGNS...........................................................................................57

ARTICLE 24  COMPLIANCE WITH LAW.............................................................................58

ARTICLE 25  LATE CHARGES....................................................................................59

ARTICLE 26  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT............................................59
     26.1   Landlord's Cure.................................................................................59
     26.2   Reimbursement...................................................................................59

ARTICLE 27  ENTRY BY LANDLORD...............................................................................60

ARTICLE 28  TENANT PARKING..................................................................................61

ARTICLE 29  MISCELLANEOUS PROVISIONS........................................................................62
     29.1   Terms; Captions.................................................................................62
     29.2   Binding Effect..................................................................................62
     29.3   No Air Rights...................................................................................62
     29.4   Transfer of Landlord's Interest.................................................................62
     29.5   Prohibition Against Recording...................................................................63
     29.6   Landlord's Title................................................................................63
     29.7   Relationship of Parties.........................................................................63

     29.8   Application of Payments.........................................................................63
     29.9   Time of Essence.................................................................................63
     29.10  Partial Invalidity..............................................................................63
     29.11  No Warranty.....................................................................................63
     29.12  Landlord Exculpation............................................................................63
     29.13  Entire Agreement................................................................................64
     29.14  Right to Lease..................................................................................64
     29.15  Force Majeure...................................................................................64
     29.16  Notices.........................................................................................64
     29.17  Joint and Several...............................................................................65
     29.18  Authority.......................................................................................65
     29.19  Attorneys' Fees.................................................................................66
     29.20  Governing Law...................................................................................66
     29.21  Submission of Lease.............................................................................66
     29.22  Brokers.........................................................................................66
     29.23  Independent Covenants...........................................................................66
     29.24  Project or Building Name and Signage............................................................67
     29.25  Counterparts....................................................................................67
     29.26  Confidentiality.................................................................................67
     29.27  Intentionally omitted...........................................................................67
     29.28  Building Renovations............................................................................67
     29.29  No Violation....................................................................................68
     29.30  Communications and Computer Lines...............................................................68
     29.31  Hazardous Materials.............................................................................68
     29.32  Development of the Project......................................................................72
     29.33  No Consequential Damages........................................................................73
     29.34  Compliance with TIF Agreement...................................................................73
     29.35  Tenant's Financial Condition....................................................................73
     29.36  Exhibits........................................................................................73

ARTICLE 30  USE OF ROOF.....................................................................................73

ARTICLE 31  RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE..................................................75

ARTICLE 32  TERMINATION OF PRIOR LEASE......................................................................77


List of Exhibits
Exhibit A   Plan of the Premises
Exhibit B   Plan of the Improvements at the Project
Exhibit C   Furniture Inventory List
Exhibit D   Rules and Regulations
Exhibit E   Form of Estoppel Certificate
Exhibit F   Annual Reporting Form
Exhibit G   Environmental Assessment Reports
Exhibit H   Permitted Hazardous Materials
Exhibit I   Landlord Repair Work

Exhibit J   Legal Description
Exhibit K   Subordination Non-disturbance and Attornment Agreement
Exhibit L   Landlord's Construction Requirements
Exhibit M   Plan Showing Alternate Configuration for Restricted Parking Area

                                       27